SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH THREE ASTERISKS [***]. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 10.1

EXECUTION VERSION

JOINT VENTURE AGREEMENT

BETWEEN

BAYER HEALTHCARE LLC

- and -

CRISPR THERAPEUTICS AG

December 19, 2015

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

-i-

7.8	Language of Board Meetings	14

7.9	Voting of Management Board	14

7.10	Non-Delegation by Management Board	15

7.11	Secretary of Management Board	15

7.12	Local Operating Entities	15

7.13	Target Selection Process	15

ARTICLE 8 - EXECUTIVE TEAM; HUMAN RESOURCES; BUSINESS PLAN		16

8.1	Executive Team	16

8.2	Chief Executive Officer	16

8.3	Appointment and Continuance of CEO	16

8.4	Other Officers of the Company	17

8.5	Role of Executive Team	17

8.6	First Members of the Executive Team of the Company	18

8.7	Remuneration	18

8.8	Executive Team Reports to the Management Board	18

8.9	Human Resources	18

8.10	Local Operating Entities	20

8.11	Business Plans; Budgets	20

ARTICLE 9 - FUNDING		21

9.1	Committed Cash Contributions	21

9.2	Future Funding	25

9.3	Further Capital Contributions	25

9.4	Total Capital of the Company	25

9.5	Procedure for Excess Funding	25

9.6	Allocation of Cash Contributions to the Capital of the Company	26

ARTICLE 10 - DISTRIBUTIONS		26

10.1	Distributions	26

ARTICLE 11 - TRANSFERS OF INTERESTS		27

11.1	Transfers	27

11.2	Substitution of Affiliates	27

11.3	Transfer in Connection with Sale of All or Substantially all of the Assets of a Party	27

11.4	Transferee Acceptance of Conditions	28

11.5	Notice to the Management Board of Transfer	28

11.6	Further Restrictions	28

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

-ii-

ARTICLE 12 - DEADLOCK; CONCILIATION		28

12.1	Deadlock in the Management Board and Between the Members	28

ARTICLE 13 - BOOKS, ACCOUNTING AND FINANCIAL STATEMENTS AND FISCAL YEAR		28

13.1	Books	28

13.2	Accounts	29

13.3	Annual Financial Statements	29

13.4	Other Financial Statements	29

13.5	Fiscal Year	29

13.6	Appointment of Auditor	29

ARTICLE 14 - REPRESENTATIONS AND WARRANTIES		29

14.1	Representations and Warranties of CRISPR	29

14.2	Representations and Warranties of Bayer	30

ARTICLE 15 - EXPENSES		30

15.1	Expenses	30

ARTICLE 16 - TERMINATION		30

16.1	Termination	30

16.2	Results of Termination	31

16.3	Results of Termination under Section 3.2	34

16.4	No Implied Licenses	34

ARTICLE 17 - CONFIDENTIALITY AND PRESS RELEASES		34

17.1	Confidentiality	34

17.2	Duration of Confidentiality	36

17.3	Press Releases and Other Public Disclosures	36

17.4	Publications	36

17.5	Attorney-Client Privilege	37

17.6	Prior Agreement	38

ARTICLE 18 – RESERVED		38

ARTICLE 19 – BREACH		38

19.1	Breach	38

ARTICLE 20 - DISPUTE RESOLUTION		39

20.1	Referral to Heads of Businesses	39

20.2	Attorneys’ Fees	39

20.3	Arbitration	39

20.4	Jurisdiction	41

20.5	Venue	41

20.6	Specific Performance	42

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

-iii-

ARTICLE 21 - ASSIGNMENT		42

21.1	Assignment	42

ARTICLE 22 - NOTICES AND MISCELLANEOUS		42

22.1	Form of Valid Notice	42

22.2	Persons and Addresses	43

22.3	Miscellaneous	44

22.4	Tax Matters	46

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

-iv-

SCHEDULES

Schedule 1.1	Definitions
Schedule 3.1	Fields/Allocation of Rights
Schedule 3.2(a)	Subscription Agreement
Schedule 3.2(b)(ii)	Initial Contributions
Schedule 3.2(b)(iii)	Bayer Services Agreement
Schedule 3.2(b)(iv)	CRISPR Services Agreement
Schedule 3.2(b)(v)	Bayer IP Contribution Agreement
Schedule 3.2(b)(vi)	Option Agreement
Schedule 3.2(b)(vii)	Cross-License Agreement
Schedule 3.2(b)(viii)	Intellectual Property Management Agreement
Schedule 3.2(b)(x)	CRISPR IP Contribution Agreement
Schedule 3.6(i)	Excluded Covered Targets
Schedule 6.2	Matters Requiring Approval of Members
Schedule 7.9(b)	Matters Requiring Board Approval
Schedule 8.11	Initial Budget and Initial Investment Budget of the Company
Schedule 14.1	Representations and Warranties of CRISPR
Schedule 14.2	Representations and Warranties of Bayer

APPENDICES

Appendix – Tax Matters

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

-v-

JOINT VENTURE AGREEMENT

This Agreement is made as of the 19th day of December 2015

BETWEEN

BAYER HEALTHCARE LLC (“Bayer”), a limited liability company incorporated under the laws of Delaware,

AND

CRISPR THERAPEUTICS AG (“CRISPR”), a corporation organized under the laws of Switzerland.

RECITALS

Bayer is a limited liability company with business activities in the health care industries.

CRISPR is a multinational corporation with business activities in the biopharmaceutical gene editing industry.

Bayer wishes to collaborate with a company having a high reputation in genome editing technology to further its objective of entering the genome editing market.

CRISPR wishes to collaborate with a company having a high reputation in the health care industry throughout the world to further its objective of entering the genome editing market.

Bayer and CRISPR wish to establish a joint venture entity for the development of products in the Fields (the “Company”).

Bayer and CRISPR have agreed to define and regulate their relationship to achieve their mutual objectives with respect to the Business through this Agreement.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

NOW THEREFORE, THIS AGREEMENT WITNESSES that, in consideration of the mutual promises, covenants, warranties and undertakings set forth herein, and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE 1 - DEFINITIONS

1.1	Definitions

The terms appearing in Schedule 1.1 shall have the meanings therein attributed to those terms.

ARTICLE 2 - INTERPRETATION, INCORPORATION OF SCHEDULES

AND GOVERNING LAW

2.1	Reserved

2.2	Governing Law

The Parties agree that this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

2.3	Choice of Law

Notwithstanding that the laws of the State of New York shall apply to and govern this Agreement, any choice of law specified in any of the documents and agreements referred to herein and made a part hereof shall be respected by the Parties and shall take precedence over the choice of law provision specified in Section 2.2.

ARTICLE 3 - OBJECTIVES OF THE COMPANY AND

IMPLEMENTATION OF THE JOINT VENTURE

3.1	Objectives of the Company

The Parties’ objectives in establishing the Company are to Develop and Commercialize Products and Licensed Agents in the Fields identified in Schedule 3.1 (the “Objective”) and otherwise engage in the Business, and any activities incidental or ancillary thereto.

The Objectives and means of achieving them will be more fully set out in the Initial Business Plan and thereafter in the annually updated Rolling Business Plan.

3.2	Implementation of the Joint Venture

(a)	On the date hereof, Bayer Global Investments, B.V. and CRISPR have executed and delivered that certain subscription agreement to document the terms and conditions of Bayer’s investment in CRISPR in connection with its public offering attached as Schedule 3.2(a) (the “Subscription Agreement”).

(b)	The Parties shall take the following actions in furtherance of the Objectives:

(i)	The Parties, or their respective wholly-owned subsidiaries, shall form the Company as promptly as practicable following the execution of this Agreement. The Company shall be a limited liability partnership formed under the laws of the United Kingdom with organizational documents to

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

be in a form to be mutually agreed prior to the Effective Date by the Parties (as amended or otherwise modified in accordance with this Agreement and such documents, the “Company Organization Documents”).

(ii)	Each Party shall contribute, or cause to be contributed, to the capital of the Company the first installment of its respective initial cash capital contributions (the “Initial Contributions”). The amount of each installment of the Initial Contributions of each of Bayer and CRISPR shall be as set forth in Schedule 3.2(b)(ii), it being understood that the first installment of the Initial Contribution of Bayer (the “First Installment”) shall amount to (y) US $10,000,000 plus (z) US $35,000,000 which is designated to be used by the Company to pay the consideration under the CRISPR IP Contribution Agreement totaling US $35,000,000 (“Technology Access Fee”) to CRISPR, provided that the Parties shall procure that the Company will pay US $15,000,000 of the Technology Access Fee (the “Delayed TAF Amount”) to CRISPR only […***…] Business Days after the provision of Evidence Related to Global Filings (unless a TAF Funding Event has occurred, in which case […***…] Business Days after Bayer’s funding of the second installment of its Initial Contribution). The payment of the First Installment by Bayer and the Initial Contribution by CRISPR shall occur on the Effective Date. The Delayed TAF Amount shall be reserved by the Company for the payment of the Technology Access Fee to CRISPR in accordance with the terms of the CRISPR IP Contribution Agreement, and not used by the Company or a Local Operating Entity for any other purpose without the prior written consent of CRISPR except as otherwise set forth herein. The Parties agree that if the initial US $10,100,000 paid as part of the First Installment is exhausted in full, the Company may, following written notice to the Parties, use the Delayed TAF Amount to fund operating expenses of the Company prior to the payment of the second installment of the Bayer Initial Contribution (the “TAF Funding Event”); provided, that in no event shall the use of any or all of the Delayed TAF Amount reduce or otherwise impact the Company’s obligation to pay the Technology Access Fee to CRISPR in full in accordance with the terms of the CRISPR IP License Agreement, provided that Evidence Related to Global Filings has been provided to Bayer. The second installment of the Initial Contribution by Bayer shall occur within […***…] Business Days of the provision of Evidence Related to Global Filings.

(iii)	Bayer shall, and the Parties shall cause the Company to, enter into an agreement between the Company and Bayer (or an Affiliate reasonably acceptable to CRISPR), in a form to be mutually agreed by the Parties prior to the Effective Date and containing provisions in accordance with the Transaction Documents and Schedule 3.2(b)(iii) (the “Bayer Services Agreement”).

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(iv)	CRISPR shall, and the Parties shall cause the Company to, enter into an agreement between the Company and CRISPR (or an Affiliate reasonably acceptable to Bayer), in a form to be mutually agreed by the Parties prior to the Effective Date and containing provisions in accordance with the Transaction Documents and Schedule 3.2(b)(iv) (the “CRISPR Services Agreement”).

(v)	Bayer AG shall, and the Parties shall cause the Company to, enter into that certain license agreement between the Company and Bayer AG in substantially the form attached as Schedule 3.2(b)(v) to license the rights to the Bayer Intellectual Property into the Company (the “Bayer IP Contribution Agreement”).

(vi)	The Parties shall, and the Parties shall cause the Company to, enter into an agreement among the Company, Bayer and CRISPR, in substantially the form attached as Schedule 3.2(b)(vi) (the “Option Agreement”) and an out-license agreement in a form to be attached thereto and to be mutually agreed by the Parties prior to the Effective Date (the “Form License Agreement”).

(vii)	Bayer AG and CRISPR and their respective Affiliates shall enter into that certain cross-license agreement in substantially the form attached as Schedule 3.2(b)(vii) to document the license of certain Intellectual Property of Bayer AG and CRISPR and their respective Affiliates to CRISPR and its Affiliates and Bayer AG, respectively (the “Cross-License Agreement”).

(viii)	Bayer AG, CRISPR and their respective Affiliates and the Company shall enter into that certain intellectual property management agreement in substantially the form attached as Schedule 3.2(b)(viii) to document the rights and obligations of Bayer AG, CRISPR and its Affiliates and the Company with respect to the ownership of, use, preparation, prosecution, maintenance and enforcement of Know-How and Patents arising under the activities performed in the exercise of rights licensed or retained under the Transaction Documents (the “Intellectual Property Management Agreement”).

(ix)	The Parties shall cause the formation of a U.S. limited liability company formed under the laws of the state of Delaware to be wholly owned by the Company with organizational documents to be in a form to be mutually agreed by the Parties prior to the Effective Date and containing provisions in accordance with this Agreement for the governance of the Company (as amended or otherwise modified in accordance with this Agreement and such documents, the “Subsidiary Organization Documents”).

(x)	CRISPR and its Affiliates shall, and the Parties shall cause the Company to, enter into that certain license agreement between the Company and

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CRISPR and its Affiliates in substantially the form attached as Schedule 3.2(b)(x) to license the rights to the CRISPR Intellectual Property into the Company (the “CRISPR IP Contribution Agreement”).

(xi)	Bayer and CRISPR shall (a) take promptly all actions necessary to prepare any filings, or cause their “ultimate parent entities” as that term is defined in the Hart-Scott-Rodino Antitrust Improvement Act of 1976 as amended (the “HSR Act”) or relevant regulations to promptly prepare any filings required of any of them under the HSR Act, which shall each be filed with the appropriate Governmental Authorities by […***…], and each such filing shall request the early termination of the waiting period required by the HSR Act; (b) use commercially reasonable efforts to comply at the earliest practicable date with any request for additional information received by any of them from the Federal Trade Commission or the Antitrust Division of the Department of Justice or any other Governmental Authority with authority regarding antitrust or competition matters; and (c) reasonably cooperate with each other in connection with the preparation and making of any such filings and the clearance of the contemplated transactions under antitrust or competition Law. […***…] Each Party agrees to notify the other party promptly of any material communication from a Governmental Authority regarding the contemplated transactions. Without limiting the generality of the foregoing, each Party shall provide the other Party (or its representatives) upon request copies of all correspondence and written productions between such Party and any Governmental Authority relating to the contemplated transactions. The Parties may, as they deem advisable, designate any competitively sensitive materials provided to the other party as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance consent of the Party providing such materials. Subject to applicable Law, the Parties will consult and cooperate with each other in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, and proposals made or submitted to any Governmental Authority regarding the contemplated transactions by or on behalf of any Party.

(xii)	The Parties shall have mutually agreed to the initial business plan of the Company covering the same periods as the Initial Budget (the “Initial Business Plan”) prior to the Effective Date.

This Agreement, together with the Company Organization Documents, the Bayer Services Agreement, the CRISPR Services Agreement, the CRISPR IP Contribution Agreement, the Bayer IP Contribution Agreement, the Option Agreement, the Subscription Agreement, the Cross-License Agreement, the Intellectual Property Management Agreement and the Subsidiary Organization Documents, shall be referred to herein as the “Transaction Documents.” The date on which the actions set forth in

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Sections 3.2(a) and (b) are complete (other than with respect to clause (ii), which shall only require the payment of the First Installment by Bayer and the CRISPR Initial Contribution), unless otherwise waived by the Parties each acting in their sole discretion, and any applicable waiting periods (and any extensions thereof) under the HSR Act have expired or otherwise been terminated (collectively, the “Closing Conditions”) shall be the “Effective Date”. The Effective Date shall (i) occur as promptly as practicable following the satisfaction (or waiver in accordance with the preceding sentence) of each Closing Condition (other than the payment of the First Installment by Bayer and the CRISPR Initial Contribution, which will occur on the Effective Date), which shall occur no later than […***…] Business Days following such satisfaction, and (ii) occur no later than March 15, 2016 (or such date thereafter as is mutually agreed to by the Parties in writing) (the “Outside Date”). The Bayer Services Agreement, the CRISPR Services Agreement, the CRISPR IP Contribution Agreement, the Bayer IP Contribution Agreement, the Option Agreement, the Cross-License Agreement and the Intellectual Property Management Agreement shall only become effective on the Effective Date upon the satisfaction (or waiver) of all of the Closing Conditions. The Parties shall use reasonable best efforts to come to agreement on the forms of Transaction Documents not entered into on the date hereof as promptly as practicable, and in any event, prior to the Outside Date. If the Effective Date does not occur on or prior to the Outside Date, each Party may terminate this Agreement at its sole discretion by delivering written notice to the other Party. As a consequence, this Agreement shall be of no further force and effect (including any term that survives a termination of this Agreement pursuant to Section 16.1 (including Section 16.2), other than as set forth in Section 16.3).

3.3	Participation by Affiliate

The Parties acknowledge and agree that each Party may choose not to hold its equity ownership interest in the Company (collectively, the “Interests”) directly, but rather indirectly through an Affiliate of such Party; provided, that in any event, such Party shall remain obligated to perform all of its obligations under the Transaction Documents to which it (or an Affiliate) is a party; provided, further that any such transfer of Interests to any such Affiliate shall not result in tax treatment that is inconsistent with that set forth in the Tax Appendix. The Parties acknowledge and agree that the Company may, subject to Section 7.9, form Local Operating Entities from time to time provided that such Local Operating Entity is wholly-owned (directly or indirectly) by the Company.

3.4	Commercially Reasonable Efforts; Further Assurances

Following the Effective Date and during the Term, the Parties shall take actions to promote, develop and achieve the Objectives using Commercially Reasonable Efforts, unless otherwise provided in this Agreement or another Transaction Document, and in accordance with the terms and conditions of this Agreement and the applicable Transaction Document.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.5	Reserved

3.6	Non-Compete

(a)	During the Term: Activities Outside the Collaboration. During the Term, except as set forth in this Agreement, the Option Agreement, the other Transaction Documents or pursuant to an Opt-In Transaction, neither Party nor any of its Affiliates, either alone or through any Third Party, shall Develop, Commercialize or otherwise Exploit any Competing Product in the Fields in the Territory; provided that either Party can develop, commercialize or otherwise Exploit any other product in the Territory in or outside the Fields (except as set forth in the last sentence herein or as otherwise provided for herein or the other Transaction Documents); provided, further, that in no event shall the Development, Commercialization or other Exploitation of a Competing Product Targeting an Immunogenicity Target, a Covered Target or a Third-Party Target be considered a breach of this Section 3.6(a). In addition, during the Term, except as set forth in this Agreement, the Option Agreement, the other Transaction Documents or pursuant to an Opt-In Transaction, neither Bayer nor any of its Affiliates, either alone or through any Third Party, shall in-license, acquire, develop or commercialize CRISPR/Cas based products outside the Fields for Human Therapeutic Use.

(b)	Non-Compete Post Opt-In and Termination.

(i)	In the event that CRISPR consummates an Opt-In Transaction with respect to a particular Licensed Product pursuant to the Option Agreement, then during the period until such time, if any, as such Licensed Product is no longer being clinically developed, Commercialized or otherwise Exploited by or on behalf of CRISPR, its Affiliates or Sublicensees (the “Bayer Non-Compete Period”), Bayer shall, and shall procure that its Affiliates will, not, directly or with or through a Third Party, Develop, Commercialize or otherwise Exploit any product comprising Crispr/Cas Technology Targeting the same Target that is Targeted by such Licensed Product in the Opt-In Fields applicable to such Opt-In Transaction ([…***…]) in any part of the Territory.

(ii)	In the event that Bayer consummates an Opt-In Transaction with respect to a particular Licensed Product pursuant to the Option Agreement, then during the period until such time, if any, as such Licensed Product is no longer being clinically developed, Commercialized or otherwise Exploited by or on behalf of Bayer, its Affiliates or Sublicensees in the particular Bayer Field in the Territory (the “CRISPR Non-Compete Period”), CRISPR shall, and shall procure that its Affiliates will, not, directly or with or through a Third Party, Develop, Commercialize or otherwise Exploit any product comprising Crispr/Cas Technology Targeting the same Target that is Targeted by such Licensed Product in the Opt-In Fields applicable to such Opt-In Transaction (together with any Cross

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Field Expansions) in any part of the Territory; provided, that in no event shall the Development, Commercialization or other Exploitation of any Crispr/Cas Technology in connection with Targeting a Covered Target, a Third-Party Target or an Immunogenicity Target be considered a breach of this Section 3.6(b)(ii).

(iii)	In the event that CRISPR terminates this Agreement pursuant to Section 16.1(b), 16.1(c) or 16.1(h), then during the period starting on the date of such termination becoming effective until the […***…] anniversary of such termination, Bayer shall, and shall procure that its Affiliates will, not, directly or with or through a Third Party, Develop, Commercialize or otherwise Exploit any Competing Product in the CRISPR Field in any part of the Territory.

(iv)	In the event that Bayer terminates this Agreement pursuant to Section 16.1(b), 16.1(c) or 16.1(h), then during the period starting on the date of such termination becoming effective until the […***…] anniversary of such termination, CRISPR shall, and shall procure that its Affiliates will not, directly or with or through a Third Party, Develop, Commercialize or otherwise Exploit any Competing Product in the Bayer Field in any part of the Territory; provided, that in no event shall the Development, Commercialization or other Exploitation of a […***…] be considered a breach of this Section 3.6(b)(iv).

(v)	If a Third-Party licenses a Licensed Product from the Company pursuant to Schedule 3.2(b)(vi) or otherwise, the license agreement between the Company and such Third Party shall contain a non-competition provision consistent with the restrictions in Section 3.6(b)(i) and (ii) binding on the Company, the Local Operating Entities and each of the Parties.

(vi)	In the event that a Licensed Product is no longer being clinically developed, Commercialized or otherwise Exploited by or on behalf of a Party that consummated an Opt-In Transaction with respect to such Licensed Product, its Affiliates or Sublicensees in the Opt-In Field applicable to such Opt-In Transaction (together with any Cross Field Expansions) in the Territory, such Party shall, during any period in which the restrictions of Section 3.6 (b)(i) and (ii) remain in effect with respect to the other Party, immediately provide written notice thereof to the other Party.

(c)	Bayer Gene-Editing Restriction Upon Termination. Upon termination of this Agreement by CRISPR pursuant to Section 16.1(b), 16.1(c) or 16.1(h) becoming effective and for […***…] thereafter, Bayer shall, and shall procure that its Affiliates will, not, directly or with or through a Third Party, in-license or acquire any Competing Technology.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(d)	CRISPR Restriction Upon Termination. Upon termination of this Agreement by Bayer pursuant to Section 16.1(b), 16.1(c) or 16.1(h) becoming effective and for […***…] thereafter, CRISPR shall, and shall procure that its Affiliates will, not, directly or with or through a Third Party, out-license or sell any Pre-IND Products to any Third Party; provided, that in no event shall the out-license or sale of a […***…] be considered a breach of this Section 3.6(d).

(e)	A Party (the “NC Affected Party”) shall not be considered in breach of this Section 3.6 solely by reason of (i) the acquisition by such Party or one of its Affiliates of a Person with a Competing Product in a Field in the Territory or the acquisition of such Party or one of its Affiliates by a Person with a Competing Product in a Field in the Territory or (ii) the determination by such Party that one of its or its Affiliates’ internal product candidates would otherwise constitute a Competing Product in a Field or the acquisition from a Third Party by such Party or its Affiliate of rights to a product that would otherwise constitute a Competing Product in a Field, in each case, if one of the following remedies is provided for (taking into account which of this Section 3.6 would be applicable) (A) with respect to CRISPR as the NC Affected Party, if CRISPR or its Affiliates make available and the other Party and the Company agree to (y) include the offending Competing Product(s) in the licenses granted to the Company and/or to Bayer, as applicable, pursuant to this Agreement, including in particular under the CRISPR IP Contribution Agreement and/or the Cross License Agreement, as applicable, or (z) transfer the offending Competing Product(s) to the Company, in each case on mutually agreeable terms, and (B) with respect to Bayer as the NC Affected Party, if Bayer or its Affiliates makes available and the other Party and/or the Company, as applicable, agree to (y) include the offending Competing Product(s) in the licenses granted to the Company and/or to CRISPR pursuant to this Agreement including in particular under the Bayer IP Contribution Agreement and/or the Cross License Agreement, as applicable, or (z) transfer the offending Competing Product(s) to the Company, in each case on mutually agreeable terms, or (C) if prior to the closing of such acquisition (or as of the date such Party makes a determination as to an internal product candidate), the NC Affected Party commits in writing to the other Party and the Company that, promptly following the closing of such acquisition (or the date such Party makes a determination as to an internal product candidate), it will divest itself or cause its Affiliate to divest itself, of the offending rights and/or activity, and the NC Affected Party uses Commercially Reasonable Efforts to pursue such divestiture, and in the event that such divestiture is not completed within […***…] of the closing of such acquisition, the NC Affected Party shall, at its discretion (i) cease, or cause its Affiliate to cease, all development, manufacturing and/or commercialization, as applicable, of the offending Competing Product(s) in the Fields, (ii) include the offending Competing Product(s) in the licenses granted to the Company and/or the other Party, as applicable, pursuant to this Agreement or (iii) transfer the offending Competing Product(s) to the Company, in each case of (ii) and (iii) on mutually agreeable terms. Other than as set forth above with respect to the acquisition of Competing Products (which the preceding portion of this Section shall apply to), Bayer shall not be considered in breach of Section 3.6(c)

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

if prior to the closing of an in-licensing or acquisition transaction referred to Section 3.6(c), Bayer commits in writing to CRISPR and the Company that, promptly following the closing of such transaction, it will divest itself, or cause its Affiliate to divest itself, of the offending rights and/or activity, and Bayer and such Affiliate uses Commercially Reasonable Efforts to pursue such divestiture, and in the event that such divestiture is not completed within […***…] of the closing of such acquisition, Bayer ceases, or causes its Affiliate to cease, all development, manufacturing and/or commercialization, as applicable, of the offending rights and/or activity for the term of Bayer’s non-compete obligation set forth in Section 3.6(c).

(f)	For the avoidance of doubt, a Party shall be responsible for any breach of this Section 3.6 by its Affiliates as if such Affiliate is a party hereto. In addition, each Party shall require its Sublicensees of Intellectual Property made available to such Party or its Affiliates under the Transaction Documents at any time on or after the Effective Date to agree to adhere to such Party’s covenants set forth in subsections (b)(i)-(iv), (c) and (d) in its future sublicense agreements and shall use Commercially Reasonable Efforts to enforce such covenants against any of its Sublicensees.

(g)	In the event that the covenants contained in Sections 3.6(a) through (f) are more restrictive than permitted by applicable Law, the Parties agree that the covenants contained in Sections 3.6(a) through (f) shall be enforceable and enforced to the extent permitted by applicable Law.

(h)	Each Party acknowledges and agrees that the remedy at law for any breach of the requirements of this Section 3.6 would be inadequate, and agrees and consents that, without intending to limit any additional remedies that may be available, temporary and permanent injunctive and other equitable relief may be granted without proof of actual damage or inadequacy of legal remedy in any proceeding that may be brought to enforce any of the provisions of this Section 3.6.

(i)	In no event shall the Targets listed on Schedule 3.6(i) (which schedule may be amended from time to time by the unanimous consent of the Members) (the “Excluded Covered Targets”) be deemed to be Covered Targets.

(j)	For the avoidance of doubt, it shall not be a violation of this Section 3.6 if a Party or one its Affiliates is taking any action, or pursuing the exercise of any right, set forth in this Agreement, the Option Agreement, the other Transaction Documents or pursuant to an Opt-In Transaction.

3.7	Third-Party Targets

During the Term, Bayer agrees that CRISPR and its Affiliates may, at its discretion, enter into any Crispr/Cas Technology Target-based transaction with a Third Party (each, a “Third Party Target Transaction”) without the consent of Bayer, the Company or any Local Operating Entity and without violating any terms of this Agreement or any other

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Transaction Document provided, that the definitive documentation for such Third Party Target Transaction shall explicitly include language that […***…]. If CRISPR or one of its Affiliates intends to enter into a Third Party Target Transaction during the Term and the Third Party has requested a […***…] be included in such Third Party Target Transaction, CRISPR may request in writing that the Parties, the Company and the applicable Local Operating Entities promptly enter into good faith negotiations to […***…]; provided, that this shall not require that the Company or such Local Operating Entity […***…] without the approval of the Management Board. For the avoidance of doubt, in no event shall this Section 3.7 apply to the Covered Targets under the Existing Third Party Agreement.

In addition, during the Term, CRISPR may, by written notice to Bayer and the Company, request that following the consummation of a Third Party Target Transaction that the Company and the Local Operating Entities shall no longer pursue the Target(s) covered by such Third Party Target Transaction (each, an “Excluded Target”), which shall be determined by the Management Board as promptly as practicable following receipt of such notice. If the Management Board determines that any or all such Targets are Excluded Targets, the Company and the Local Operating entities shall not Develop, Commercialize or otherwise Exploit such Targets and the Company shall provide the Parties written notice of the same.

The Parties agree to cause the Company and the Local Operating Entities to comply with the terms of this Section 3.7.

ARTICLE 4 - DURATION

4.1	Duration of Joint Venture Agreement

This Agreement is effective as of the date set out above and shall be of an indefinite duration thereafter, terminating only in accordance with Section 3.2 or Section 16.1. The “Term” shall be from the Effective Date until such termination of this Agreement becoming effective.

ARTICLE 5 - GO VERNANCE OF THE COMPANY

5.1	Governance Principles

The Parties shall participate in the governance and management of the Company and the Local Operating Entities in accordance with the following principles but in any event subject to, and in accordance with, the terms and conditions of this Agreement: (i) the Company’s and Local Operating Entities’ independence from each of the Parties (except as set forth herein, the other Transaction Documents and the Local Operating Agreements), (ii) efficiency, and (iii) observance of high ethical standards.

5.2	Governance Bodies

To the extent permitted under applicable Law, the Company shall have the following governance bodies:

(a)	The Members as provided for in Article 6;

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b)	The Management Board as provided for in Article 7; and

(c)	The Executive Team as provided for in Article 8.

ARTICLE 6 - AUTHORITY OF THE MEMBERS OF THE COMPANY

6.1	Holding of Meetings of Members

Meetings of the Members shall be called and convened in accordance with the provisions of the Company Organization Documents. Any action or decision required or permitted to be taken or made by the Members may be made by unanimous written consent in lieu of a meeting as provided in the Company Organization Documents.

6.2	Powers and Voting

The approval of both Members (which may be by written consent) shall only be required for the Company or a Local Operating Entity to take any action listed in Schedule 6.2, other matters reserved for the Members as set forth in this Agreement and to the extent mandated by applicable Law.

ARTICLE 7 - MANAGEMENT BOARD

7.1	Management Board

Except with respect to those matters expressly reserved to the Members pursuant to Section 6.2 and the day-to-day operation of the Company and the Local Operating Entities, which is reserved for the Executive Team of the Company and, as applicable, the local operating teams, respectively, the Management Board of the Company (the “Management Board”) shall have, subject to applicable Law, the exclusive authority to decide upon all matters of the Company, including, without limitation, supervisory management, strategic planning and policy-making responsibilities for the Company. The approval of the Management Board shall only be required for each of the matters listed in Schedule 7.9(b) and other matters reserved to the Management Board as set forth in this Agreement and to the extent mandated by applicable Law.

7.2	Composition of Management Board

(a)	Subject to Section 7.2(b), the Management Board shall be initially fixed at four (4) members. Prior to the Effective Date, the Parties shall complete all steps necessary to appoint or cause the appointment of the first four (4) members of the Management Board. Bayer shall have the right to appoint two (2) members of the Management Board. CRISPR shall have the right to appoint or cause the appointment of two (2) members of the Management Board.

(b)	Once appointed in accordance with Section 8.3, the CEO of the Company shall become a member of the Management Board. So long as the CEO is an employee,

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

officer, director of or otherwise associated with one of the Members (or its Affiliates) (a “Conflicted CEO”), the CEO shall be one of the members of the Management Board appointed by that Member. If the CEO is not an employee, officer or director of one of the Members (or its Affiliates), then the CEO shall become the fifth member of the Management Board but shall have no voting rights.

7.3	First Members of the Management Board of the Company

Each Party shall appoint the persons selected by such Party to fill its designees on the initial Management Board prior to the Effective Date. Each Party will provide the other Party written notice of the same prior to the Effective Date.

7.4	Chairperson of Management Board

(a)	One member of the Management Board shall serve as its Chairperson. The Chairperson shall preside over meetings of the Management Board.

(b)	Each Party shall alternately have the right to appoint the Chairperson of the Management Board for a one (1) fiscal year term. The initial Chairperson of the Company shall be Rodger Nowak, or if Rodger Nowak is unable to serve for any reason, then another designee appointed by CRISPR, and will serve until the first meeting of the Management Board following December 31, 2016. Each Party shall make reasonable efforts to reach consensus with the other Party on the person it nominates to the position of Chairperson of the Management Board.

7.5	Appointment and Replacement of Members of the Management Board

Each Party shall have the right at any time by written notice to the other Party and to the Company to remove and replace, or fill any vacancy created by the death, resignation or incapacitation of any member of the Management Board appointed by such Party, such change to be effective two Business Days following such notice or on such other day as provided in such notice or otherwise agreed by the Parties, but in no event in any manner as will nullify any action taken by the Management Board prior to the giving of such notice.

7.6	Holding of Meetings of the Management Board

(a)	The Management Board shall hold meetings at least once each quarter of the calendar year and upon the call of either Party. Written notice stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered to all members of the Management Board not less than 72 hours before the time of the meeting to the member at his or her address as it appears on the books of the Company in accordance with the notice provisions set forth in Article 22 hereof. When any notice is required to be given to any member of the Management Board, a waiver thereof in writing signed by the member entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice. Written notice of a meeting of the

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Management Board may be waived by any member in writing or by participating in such meeting except for the purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

(b)	A meeting in person of the Management Board may be postponed up to a maximum of 48 hours from the date and hour contained in the written notice related to such meeting in the event of unavoidable travel delays.

(c)	In lieu of meeting in person, the Management Board may meet by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other.

7.7	Attendance

Each of the Parties shall cause the members of the Management Board appointed by it to attend, or be represented at, all properly called meetings of such Management Board. A member of the Management Board may attend in person or by proxy. Such proxy may only be granted to an existing member of the Management Board, a copy of which shall be filed with the Chairperson of such Management Board prior to the voting of such proxy. Each proxy shall be revocable at the pleasure of the member executing it; provided, that, unless a proxy by its terms expressly provides for a specific revocation date, revocation of such proxy shall not be effective unless and until such revocation is executed in writing by the member who executed such proxy and such revocation is filed with the Chairperson of the applicable Management Board prior to the voting of such proxy.

7.8	Language of Board Meetings

Meetings of each Management Board shall be conducted in English.

7.9	Voting of Management Board

(a)	A quorum of the Management Board shall be three voting members (except as otherwise provided for in the Option Agreement). A quorum of the Management Board, once established, shall be deemed present until the meeting for which the quorum was established has been adjourned. In no event, however, shall a member be counted towards the quorum requirement if such member attends the meeting solely for the purpose of contesting the holding of the meeting.

(b)	Resolutions of the Management Board taken at a meeting shall be adopted by the affirmative vote of a majority of the voting members of the Management Board (except as set forth in the Option Agreement or as otherwise provided for herein); provided that the matters listed in Schedule 7.9(b) shall require the affirmative vote of at least one member of the Management Board appointed by each Party. Any action or decision required or permitted to be taken or made by the Management Board at a meeting may be made by unanimous written consent in lieu of meeting.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.10	Non-Delegation by Management Board

The matters within the competence of the Management Board listed in Schedule 7.9(b) shall be reserved exclusively to such Management Board and shall not be delegated by it.

7.11	Secretary of Management Board

The Secretary of the Management Board shall be an attorney appointed each fiscal year by the Party not having appointed the Chairperson for that fiscal year. The initial Secretary of the Company shall be determined by the Parties as soon as reasonably possible after the date hereof.

7.12	Local Operating Entities

The provisions in Sections 7.1 to 7.11 shall apply mutatis mutandis to each Local Operating Entity to the extent permitted by applicable Law and not inconsistent with the terms of the Tax Appendix.

7.13	Target Selection Process

(a)	Covered Targets. CRISPR is subject to the Existing Third Party Agreement as of the Effective Date.

(b)	Target Selection Process. Bayer, CRISPR and the Company shall each be able to nominate Targets by providing written notice to the Management Board, which notice shall include the indication in the Fields (based on scientific publications and data) for which such Target is expected to be Targeting as determined by Bayer or CRISPR in good faith (except as provided below). If the Management Board approves such nominated Target, such Target shall be included in the Initial Business Plan or the next Rolling Business Plan, as applicable. If there is a dispute within the Management Board as to the indication for such Target (i.e., the proposed Target may have an indication for a different Field than that proposed) or if the Management Board otherwise does not approve the inclusion of such Target, then the matter shall be escalated in accordance with the procedures set forth in Section 12.1.

(c)	If CRISPR has reasonably determined that the nominated Target is a Covered Target, CRISPR shall provide the Company and Bayer with written notice, and the Parties acknowledge and agree that (i) such nominated Target may not be approved by the Management Board and (ii) the Company and the Local Operating Entities shall not undertake research or Development activities (or otherwise Commercialize or Exploit a Product) directed to such Target. If there is a dispute within the Management Board as to whether such nominated Target is a Covered Target, the Parties shall mutually designate, in their reasonable discretion, a third party law firm (“Third Party Firm”) to implement the procedure set forth in this Section 7.13 and determine whether or not the nominated Target is a Covered Target. The decision of the Third Party Firm shall be binding on the Parties. CRISPR shall notify the Third Party Firm of all Targets subject to the

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Existing Third Party Agreement (such list, as amended from time to time by CRISPR, the “Covered Target List”). The Company shall deliver a written notice to the Third Party Firm identifying such nominated Target. The Third Party Firm shall then determine within […***…] Business Days whether such Target is included in the Covered Target List. If a Target nominated by Bayer is included in the Covered Target List, such Target may not be included in the Initial Business Plan or any Rolling Business Plan.

(d)	Confidentiality. The identity of any Covered Target identified to Bayer, the Company and the applicable Local Operating Entities under Section 7.13(c) shall be treated as Information and subject to the confidentiality obligations under Article 17 or the other confidentiality obligations under the other Transaction Documents and such Person shall not disclose that such Target is subject to any rights from CRISPR or its Affiliates or the subject of any collaboration with CRISPR or its Affiliates or of any collaboration partner or licensee of CRISPR or its Affiliates.

(e)	In no event shall a Party or the Company propose a Target, and the Parties shall ensure that neither the Company nor a Local Operating Entity Develop, Commercialize or otherwise Exploit a Target, that is a […***…] Target. In addition, the Parties shall ensure that in no event shall the Company or a Local Operating Entity Develop, Commercialize or otherwise Exploit any Products for the diagnosis, prevention or treatment of cystic fibrosis. “[…***…] Target” means a Target related to the […***…].

ARTICLE 8 - EXECUTIVE TEAM; HUMAN RESOURCES; BUSINESS PLAN

8.1	Executive Team

The day-to-day operations of the Company shall be run by an executive team of individuals who shall be officers of the Company (the “Executive Team”). The day-today operations of the Company shall be run by the Executive Team under the supervision of the Management Board.

8.2	Chief Executive Officer

One member of the Executive Team shall hold the position within the Company of Chief Executive Officer (“CEO”). The CEO shall not be the Chairperson of the Management Board without the consent of both Parties.

8.3	Appointment and Continuance of CEO

(a)	The right to appoint the CEO shall be vested in the Management Board upon the vote required by Section 7.9. The Chairperson of the Management Board shall lead the selection process of the replacement to the initial CEO. The Management Board will consult in the identification of candidates to serve as the CEO and will agree on the appointment of the CEO. Such CEO will be evaluated informally by the Management Board every twelve months. The CEO may be replaced upon the

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

approval of the Management Board, provided that either Party may cause the removal of the CEO for “cause.” For purposes of this Section 8.3, a Party shall have “cause” to remove the CEO for (i) habitual drunkenness or drug addiction or willful failure materially to perform and discharge the CEO’s duties and responsibilities, or (ii) misconduct that is materially and significantly injurious to the Company or a Local Operating Entity, or (iii) conviction of a felony involving the personal dishonesty of the CEO or moral turpitude, or (iv) conviction of the CEO for any crime or offense involving the property of the Company or a Local Operating Entity. Commencing on the first anniversary date of his or her commencement of service as CEO, and on each anniversary date thereafter, each of Bayer and CRISPR may withdraw its approval of such CEO after reasonable consultation with the other Party. The withdrawal of approval by either Bayer or CRISPR shall cause the selection process for a CEO to recommence as set forth in this Section 8.3.

(b)	The initial CEO of the Company shall be Axel Bouchon or, should Axel Bouchon be unable to serve for any reason, the CEO shall be selected as set forth in this Section 8.3; provided, that such initial CEO shall automatically be deemed to resign on the earlier to occur of (i) the selection of the next CEO of the Company in accordance with Section 8.3 and (ii) three (3) months following the Effective Date. The Management Board may unanimously decide to extend the tenure of the initial CEO in such capacity beyond the period mentioned in the previous sentence. The Parties shall take all such required action to effectuate the resignation of the initial CEO as contemplated hereby.

8.4	Other Officers of the Company

(a)	The CEO of the Company may at his or her option appoint other persons to serve as officers of the Company or designate other persons to serve as officers of a Local Operating Entity, including members of the Executive Team; provided that any such selection and the compensation provided to any such officer is in compliance with the guidelines to be determined by the Parties as soon as reasonably possible after the date hereof but prior to the Effective Date. The CEO may appoint, remove and replace such officers from time to time and they will work under the day-to-day supervision and control of the CEO. Notwithstanding the foregoing, for so long as the CEO is a Conflicted CEO (including the initial CEO), any such decision with respect to the officers, including the hiring of any such officer, shall require the unanimous approval of the Management Board.

8.5	Role of Executive Team

The CEO and other members of the Executive Team shall have the power and authority to take actions and make decisions in respect of all those matters not otherwise reserved to the Members or the Management Board pursuant to this Agreement or in the Company Organization Documents to the extent permitted by applicable Law. Notwithstanding the foregoing, the initial CEO shall consult with the Management Board with respect to any and all material decisions regarding the Company so long as he is appointed in such capacity, including any decision regarding Related Party Transactions involving Bayer or one of its Affiliates.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.6	First Members of the Executive Team of the Company

The first individuals named to the Executive Team of the Company shall be the persons nominated and appointed in accordance with Sections 8.3 and 8.4. The Management Board shall determine the positions to be held by the initial Executive Team as promptly as practicable after the date hereof, and in any event, prior to the Effective Date.

8.7	Remuneration

The remuneration of the members of the Executive Team, should any of them become employees of the Company or a Local Operating Entity pursuant to Section 8.10, shall require the approval of the Management Board in the case of the CEO, but otherwise the approval of the CEO to the extent such remuneration is in compliance with the guidelines developed as set forth in Section 8.4(a) (and otherwise, will require the approval of the Management Board). To the extent the CEO or any other member of the Executive Team is an employee of a Party who is seconded to the Company, such Party shall fix such individual’s salary. The Company shall reimburse the seconding Party in accordance with the terms of a secondment agreement. Notwithstanding the foregoing, for so long as the CEO is a Conflicted CEO (including the initial CEO), any such decision with respect to the officers shall be made by the Management Board. In addition, the initial CEO of the Company shall not receive any remuneration for serving in such capacity (or his resignation) without the prior approval of the Management Board.

8.8	Executive Team Reports to the Management Board

The Executive Team, through the CEO, shall report to, and shall at all times be subject to the direction of, the Management Board. Without limiting the generality of the foregoing, the Executive Team shall prepare and submit to the Management Board and the Members quarterly reports, in reasonable detail, on the operations of the Company and all applicable Local Operating Entities, as soon as available and, in any event, within thirty (30) days after the end of each calendar quarter (including the last). Such reports shall include quarterly consolidated financial statements (including an unaudited profit and loss statement, balance sheet and cash flow statement) of the Company and each Local Operating Entity for the applicable quarter and the fiscal year-to-date period prepared in accordance with U.S. GAAP and IFRS, setting forth in each case in comparative form the actual, budgeted and prior year figures for the corresponding quarter and the corresponding fiscal year-to-date period.

8.9	Human Resources

(a)	Transfer of Employees. The initial conditions of service of Company and any Local Operating Entity personnel are to be determined by the Management Board. If at any time the Company or a Local Operating Entity desires to accept transfers of employees from the Parties or their Affiliates to become Company or Local Operating Entity employees, the Parties intend that, as soon as practical thereafter, the human resources policies of the Company and each Local Operating Entity will be determined by the Management Board.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b)	Employment Liabilities. If at any time the Company or a Local Operating Entity desires to accept transfers of employees from the Parties or their Affiliates, the Parties or their Affiliates will calculate the monetary value of all long term personnel liabilities which are to be transferred to the Company or the Local Operating Entity as a result of negotiations between the Parties or their Affiliates and the employees. These may include such liabilities as pension fund, long service awards and leave, share options, loan guarantees, medical aid and employee savings plans, and such other liabilities as may be agreed to by the Parties or their Affiliates after full disclosure and completion of due diligence by each Party or its Affiliates. All personnel liabilities not transferred to the Company or a Local Operating Entity will remain the responsibility of the Party or its Affiliates. Notwithstanding anything in this Section 8.9 to the contrary, the approval of the Management Board shall be required to assume employment liabilities described herein.

(c)	Secondments. The Parties agree that it would be in the best interests of the Parties, the Company and each Local Operating Entity to allow the secondment of the Parties’ or its Affiliates’ employees (the “Seconded Employees”) with the requisite skills and availability to the Company or a Local Operating Entity after the Effective Date in accordance with policies to be set forth by the applicable Management Board. The Parties will identify and allow the secondment of personnel to the Company or a Local Operating Entity in accordance with a secondment agreement to be agreed. The CEO shall have the authority to terminate the secondment agreement of any seconded employees without the consent of the Management Board or the Parties.

(d)	IP Matters. As between the (i) Company and the Local Operating Entities, on the one hand, and (ii) CRISPR or Bayer (and their respective Affiliates), on the other hand (each a “Primary Employer”), the Company and each Primary Employer agree that (i) any Seconded Employee’s works of authorship, discoveries, inventions and innovations resulting from the services performed by such Seconded Employees for the Company or a Local Operating Entity, or (ii) any proposals, research, records, reports, recommendations, manuals, findings, evaluations, forms, reviews, information, data, computer programs and software originated or created by any Seconded Employee for the Company or a Local Operating Entity or in the performance of such services (such items being hereinafter referred to collectively and severally as “Work Product”), in each case which is an original work of authorship, including but not limited to any computer program or software, is a “work made for hire” within the meaning of 17 United States Code Section 101 in that it is a work that has been specially ordered or commissioned by the Company or such Local Operating Entity for use as a contribution to a collective work, as part of an audiovisual work, as a translation, as a supplementary work, as a compilation and/or as an instructional text. To the extent any Work Product is not a “work made for hire,” each Primary Employer

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

hereby agrees to take all action to assign, and to have the Seconded Employees assign, to the Company or such Local Operating Entity all right title and interest in and to such Work Product, including all intellectual property rights therein or based thereon. Notwithstanding the foregoing or anything else herein to the contrary, the rights and obligations under this Section 8.9(d) and the final allocation of ownership with respect to any Work Product (including all intellectual property rights therein) shall be allocated in accordance with, and remain subject to, in all cases the terms and conditions of the Intellectual Property Management Agreement.

8.10	Local Operating Entities

The provisions in Sections 8.1 through 8.8 shall apply mutatis mutandis to each Local Operating Entity to the extent permitted by applicable Law and not inconsistent with the terms of the Tax Appendix.

8.11	Business Plans; Budgets

(a)	The initial operational budget (the “Initial Budget”) and the initial investment budget (the “Initial Investment Budget”), in each case for a period from the date hereof through December 31, 2017, shall be attached hereto as Schedule 8.11 to this Agreement. The Initial Business Plan shall be attached to Schedule 8.11 on or prior to the Effective Date. The Parties acknowledge and agree that the Initial Business Plan, the Initial Budget and the Initial Investment Budget may, upon the approval of the Management Board as set forth in Section 7.9, be amended as appropriate.

(b)	On or about […***…] of each fiscal year starting in 2016, the Management Board shall begin discussions regarding the 24-month operational budget for the 24-month period starting on January 1st of the next fiscal year (each, a “Rolling Budget”), an investment budget for the same period (each, a “Rolling Investment Budget”) and a business plan for the same period (each, a “Rolling Business Plan”). Each Party shall cause its designees on the Management Board to use reasonable best efforts to obtain the required approval of the Management Board of such Rolling Budget, such Rolling Investment Budget and such Rolling Business Plan until such approval is obtained. If, pursuant to Section 7.9, the Management Board fails to approve an updated Rolling Business Plan, Rolling Budget and Rolling Investment Budget for a fiscal year by […***…] of the prior fiscal year, then the matter shall be escalated in accordance with the procedures set forth in Section 12.1. Once such Rolling Business Plan, such Rolling Budget and such Rolling Investment Budget have been approved, CRISPR designated members of the Management Board shall have final approval with respect to funds allocations to Targets in the CRISPR Fields and the Bayer designated members of the Management Board shall have final approval with respect to funds allocations to Targets in the Bayer Fields.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(c)	Once a Rolling Budget and each Rolling Business Plan for any fiscal year is approved pursuant to Section 7.9 by the Management Board, the Executive Team shall manage the Company and each Local Operating Entity according to industry best practices in a commercially reasonable manner to endeavor to achieve the Rolling Budget and each Rolling Business Plan for such fiscal year.

(d)	Each Rolling Budget shall include, for informational and planning purposes only, a good faith estimate of the costs required for the Dissolution. Such estimate shall be as detailed as the Management Board determines is appropriate following reasonable analysis. Such costs shall include costs such as lease termination, employee severance and termination and contract termination costs. For the avoidance of doubt, such costs shall not be funded unless and until they are required to be funded in connection with the Dissolution.

(e)	If the applicable Rolling Investment Budget is not approved in accordance with Section 8.11(b) prior to […***…] of the fiscal year immediately preceding the period covered by such Rolling Investment Budget, the amount allocated for investment activities for the first fiscal year covered by such Rolling Investment Budget shall be deemed to equal the amount allocated in the Rolling Investment Budget for the immediately preceding fiscal year and for the second year covered by such Rolling Investment Budget shall be deemed to equal the amount for such first fiscal year; provided, that, if such Rolling Investment Budget is later approved in accordance with Section 8.11(b), the allocated amounts shall thereafter equal the respective amounts approved for investments in such Rolling Investment Budget.

ARTICLE 9 - FUNDING

9.1	Committed Cash Contributions

(a)	Committed Cash Contributions (Capital). As of the date hereof, the aggregate committed cash contributions of each Party to the capital of the Company (which is comprised of its Initial Contribution and its Additional Contribution) are as follows: (i) with respect to CRISPR, US $100,000; and (ii) with respect to Bayer, US $300,000,000 (the “Bayer Commitment Amount”). The Bayer Commitment Amount is to be understood as paid-in capital with deferred payment terms. Each cash contribution to the capital of the Company shall be payable in immediately available funds (in US dollars) pursuant to wire transfer instructions provided to the paying Party prior to the contribution date. In the event that any Party does not make its Initial Contribution set forth on Schedule 3.2(b)(ii) or any additional contribution (including any Additional Contribution) when due, such Party shall be in material breach of this Agreement and the other Party may seek any remedy provided for in this Agreement, which provides that such Party shall first have the ability to cure the breach as set forth in Section 19.1(a); thereafter, such other Party may terminate this Agreement in accordance with Section 16.1(c) and/or pursue any other remedy provided for herein. The Company shall provide Bayer and CRISPR, as the case may be, a written invoice including due date for any capital contribution required to be made to the Company hereunder in advance of the date of such contribution.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(b)	Initial Contributions. Upon receipt of the first installment of the Initial Contributions by the Company from each Party and the execution by CRISPR of the CRISPR IP Contribution Agreement, each Party shall have a 50% Interest in the Company and 50% of the voting rights therein. The second installment of the Initial Contribution by Bayer shall occur within […***…] of the provision of Evidence Related to Global Filings.

(c)	Additional Contributions

(i)	“Additional Contribution” shall mean an additional cash contribution by a Party to the capital of the Company following its Initial Contribution. As of the date hereof, the aggregate amount of the Additional Contributions to be made by Bayer pursuant to this Agreement shall equal, and not exceed without its consent, the Bayer Commitment Amount minus its Initial Contribution (the “Bayer Additional Contribution Cap”). As of the date hereof, CRISPR shall not be responsible for any Additional Contribution. Each Additional Contribution made to the Company shall not alter Bayer’s 50% Interest in the Company or its 50% voting rights in meetings of the Members. For the avoidance of doubt, in no event shall Bayer be required to make an Additional Contribution without its consent (including pursuant to Section 9.1(d)) until CRISPR provides the Evidence Related to Global Filings; provided, that, if any amounts would otherwise have become due under clause (ii) of this Section 9.1(c) prior to such provision of the Evidence Related to Global Filings, any such Additional Contribution(s) shall be made in conjunction with the second installment of the Initial Contribution.

(ii)	Bayer shall make an Additional Contribution following the occurrence of any of the following triggers, in an amount calculated and otherwise payable in accordance with the following:

(1)	Budget Funding. The Parties agree that the Initial Contributions are intended to fund the Initial Budget. Within […***…] following the approval of each Rolling Budget in accordance with Section 8.11(b), written notice (with respect to such Rolling Budget, a “Budgetary Funding Notice”) shall be provided by the CEO to the Parties which details the following: (x) the cash requirements of the Company and the Local Operating Entities based on such Rolling Budget (with respect to such Rolling Budget, the “Cash Requirements”); (y) the expected available cash of the Company and the Local Operating Entities as of January 1st of the first fiscal year covered by such Rolling Budget (with respect to such Rolling Budget, the “Expected Cash”); and (z) the difference between such Cash Requirements and such Expected

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Cash (with respect to such Rolling Budget, the “Additional Budgetary Funding Amount”). Bayer shall make an Additional Contribution equal to the Additional Budgetary Funding Amount as promptly as practicable (and in any event within […***…]) of its receipt of the Budgetary Funding Notice. Notwithstanding the foregoing, if the applicable Rolling Budget is not approved in accordance with Section 8.11(b) prior to […***…] of the fiscal year immediately preceding the period covered by such Rolling Budget, the Cash Requirements for such Rolling Budget shall be deemed to equal […***…] of the Cash Requirements for the immediately preceding fiscal year (the “Deemed Cash Requirements”) and the CEO shall deliver the Budgetary Funding Notice assuming the Deemed Cash Requirements; provided, that, if such Rolling Budget is later approved and the actual Cash Requirements are greater than the Deemed Cash Requirements, the CEO shall submit another Budgetary Funding Notice to the Parties as promptly as practicable following such approval with an Additional Budgetary Funding Amount equal to the actual Cash Requirements minus the Deemed Cash Requirements.

(2)	Acquisition Transaction Funding. From time to time, the CEO may provide written notice (a “CEO Acquisition Notice”) to the Parties of a proposed acquisition of tangible and/or intangible assets (including Intellectual Property) directly relating to or that would be complementary to the Business (an “Acquisition Transaction”), which may take the form of a license of such assets to the Company and/or a Local Operating Entity or the purchase of assets or an entity/entities, that are covered by the Initial Investment Budget or the Rolling Investment Budget, as applicable, and not explicitly covered by the Initial Budget or the Rolling Budget, as applicable. Such CEO Acquisition Notice shall detail the cash contribution amount required to effectuate such Acquisition Transaction (the “Acquisition Transaction Funding Amount”), a summary of the assets to be acquired and the owners thereof and the date that funds would be required to consummate such Acquisition Transaction (the “Acquisition Transaction Funding Date”); provided, that if additional consideration (an “Acquisition Transaction Additional Funding Amount”) is required to be paid by the Company or a Local Operating Entity for any such asset after the applicable Acquisition Transaction Funding Date (an “Acquisition Transaction Additional Payment”) that (A) would require […***…] or (B) […***…], the prior written consent of the Parties shall be required for such Acquisition Transaction, which consent shall not be unreasonably withheld, conditioned or delayed. Bayer shall make an Additional Contribution equal to (i) the Acquisition Transaction Funding Amount on or prior to the Acquisition Transaction Funding Date (provided, that if the

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Acquisition Transaction Funding Date is less than […***…] Business Days after Bayer’s receipt of the CEO Acquisition Notice, the Company or a Local Operating Entity may fund the Acquisition Transaction with available cash and Bayer shall fund the Acquisition Transaction Funding Amount to the Company as promptly as practicable (and in any event within […***…] Business Days of its receipt of such CEO Acquisition Notice)) and (ii) the Acquisition Transaction Additional Funding Amount as promptly as practicable (and in any event within […***…] Business Days of its receipt of written notice from the CEO of the applicable Acquisition Transaction Additional Payment). Without the prior written consent of the Parties, in no event shall Bayer be required to make Additional Contributions pursuant to this Section 9.1(c)(ii)(2) in excess of an amount equal to […***…] of the amount set forth in the Initial Investment Budget or the Rolling Investment Budget, as applicable (the “Investment Cap”).

(3)	Management Board Approved Funding. The Management Board may approve additional funding of the Company from time to time in accordance with Article 7. The Company shall provide the Parties with written notice of such approval as promptly as practicable following such approval. Bayer shall make an Additional Contribution equal to the amount so approved by the Management Board as promptly as practicable (and in any event within ten (10) Business Days) of its receipt of such notice.

(iii)	Provided that this Agreement is not terminated in accordance with Section 16.1 by […***…] (the “Funding Outside Date”), Bayer shall make an Additional Contribution on the Funding Outside Date equal to the Bayer Additional Contribution Cap minus the aggregate amount of all Additional Contributions made by Bayer prior to the Funding Outside Date.

(d)	Acquisition Transactions Prior to […***…]

(i)	At any time prior to […***…], if the Management Board determines that it is advisable for the Company or a Local Operating Entity to acquire, through license or otherwise, any Intellectual Property or technology from a Third Party, the CEO (or during the tenure of the initial CEO, any member of the Management Board) may provide a CEO Acquisition Notice to the Company and the Parties with respect to such Intellectual Property or technology; provided, that in no event shall the amount required to fund such acquisition (together with other amounts funded under this Section 9.1(d)(i)) exceed the […***…]. Upon its receipt of such CEO Acquisition Notice, […***…] (A) shall have the option, but not the obligation, to […***…] and (B) agrees to promptly present such acquisition to the […***…].[…***…] shall provide the Company and CRISPR written notice of its decision of whether to […***…] within […***…] Business Days of its receipt of such CEO Acquisition Notice.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(1)	If […***…] agrees to […***…], it shall make such […***…] as promptly as practicable (and in any event within […***…] of it providing the written notice of its decision).

(2)	If […***…] does not agree to […***…],[…***…] shall have the option, but not the obligation, to […***…] the Company the required amount on customary terms […***…]. All […***…] would become […***…] within […***…] Business Days of […***…]. The […***…] shall be […***…] as an […***…] as contemplated by the last sentence of […***…].

(ii)	For the avoidance of doubt, following […***…], this Section 9.1(d) shall no longer apply and the other provisions of Section 9.1 shall control all […***…].

9.2	Future Funding

Except as otherwise provided in this Article 9 and Section 6.2, all financing beyond the capital contributions set forth in Section 9.1 shall be approved by the Management Board in accordance with Section 7.9.

9.3	Further Capital Contributions

No Party shall be required to provide any cash contributions to the capital of the Company without its consent other than those forming part of the Initial Contributions and the Additional Contributions as well as funding approved in accordance with Sections 9.2, 9.5 and 16.2(b).

9.4	Total Capital of the Company

For the avoidance of doubt, the total capital of the Company consists of the total cash contributions of the Parties, i.e. the Initial Contributions and the Additional Contributions, as well as the rights licensed to the Company under the CRISPR IP Contribution Agreement.

9.5	Procedure for Excess Funding

(a)	If, at any time after Bayer has provided to the Company its Initial Contribution and all Additional Contributions required hereunder (the “Initial Period”), the Company’s and the Local Operating Entities’ operating income and cash on hand is expected to be insufficient to fund its working capital requirements for the next […***…] period, as certified by the CEO to each Member in writing, the Management Board shall, within […***…] days following the CEO’s certification, discuss in good faith, and in accordance with the principle set forth in Section 9.1, the most appropriate methods of obtaining financing for the Company and the Local Operating Entities.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

If (i) the Management Board cannot unanimously agree to a method of obtaining financing for the Company within […***…] following the CEO’s certification or (ii) the Company cannot obtain any financing approved by the Management Board in accordance with Section 7.9 to fund its working capital requirements within […***…] following the CEO’s certification, then the matter shall be escalated in accordance with the procedures set forth in Section 12.1. If (x) a method of obtaining financing for the Company is not determined within […***…] following such escalation or (y) the Company cannot obtain any financing approved by the Management Board in accordance with Section 7.9 to fund its working capital requirements within […***…] following such escalation, either Party shall have the right to terminate this Agreement pursuant to Section 16.1(g) from such earlier date until the CEO provides each Member a further certification in writing that the Company’s and the Local Operating Entities’ operating income and cash on hand (including any cash receiving in connection with financings approved by the Management Board in accordance with Section 7.9) is expected to be sufficient to fund its working capital requirements for the next […***…] (such period during with a Party may terminate this Agreement pursuant to Section 16.1(g), the “Funding Shortfall Termination Period”).

9.6	Allocation of Cash Contributions to the Capital of the Company

Unless otherwise approved by the Management Board in accordance with Section 7.9 or as expressly set forth in the Initial Budget or a Rolling Budget, the funding of the Company shall be allocated […***…] to the Development of Products and technology in the Bayer Fields and CRISPR Fields; provided, that there shall be no categorical split within the Bayer Fields or the CRISPR Fields and shall only be subject to the approvals otherwise set forth in Section 8.11(b); provided, further that Bayer and CRISPR shall nominate Targets in accordance with the procedures set forth in Section 7.13 in connection with developing the Initial Business Plan and the Rolling Business Plan, as applicable; provided, further, that in each Rolling Budget covering a period starting on […***…], such Rolling Budget shall provide that at least […***…] of the amount allocated under such Rolling Budget shall be allocated to the Development of Products and technology for […***…] unless otherwise agreed to by the Management Board.

ARTICLE 10 - DISTRIBUTIONS

10.1	Distributions

The Parties hereby agree to cause the Management Board to declare and pay distributions to the Members in accordance with the provisions of the Company Organization Documents, which will set forth the mechanics for the allocations of profits and losses of the Company to each Member. The Company Organization Documents shall provide that all proceeds from the Opt-In Transactions as well as other out-license, sale or other

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

similar transaction shall, unless otherwise agreed to by the Parties or otherwise prohibited by applicable Law, be paid equally to the Parties net of transaction costs (such as legal, accounting, investment banking fees as well as transaction and incentive bonus payments); provided, that upon the start of Dissolution proceedings or the termination of this Agreement becoming effective, the Management Board may determine to use such proceeds to pay any costs of such Dissolution or termination.

ARTICLE 11 - TRANSFERS OF INTERESTS

11.1	Transfers

Neither Party shall Transfer any or all of its Interest or any right attaching to such Interest, except as permitted by the terms of this Article 11 and the Company Organization Documents. Any attempted Transfer by a Party that is not permitted by the terms of this Agreement and the Company Organization Documents shall be null and void and of no force or effect.

11.2	Substitution of Affiliates

(a)	The Parties may Transfer any or all of their respective Interests to any of their respective Affiliates or a successor company as the result of an internal corporate reorganization, provided that:

(i)	The ownership of such Interests by the Affiliates shall be subject to all the conditions and obligations set forth in this Agreement, the other Transaction Documents and the applicable Local Operating Agreement;

(ii)	Such Party shall remain primarily liable for any obligations of such Party under the Transaction Documents and with respect to such Interests;

(iii)	Prior notice providing reasonable details of the proposed Transfer shall be provided to the other Party in writing at least fifteen (15) days prior to the completion of the Transfer; and

(iv)	That any such Transfer shall not result in tax treatment that is inconsistent with that set forth in the Tax Appendix.

(b)	Any Interest that is held by an Affiliate of a Party shall for all purposes of this Agreement be treated as an Interest held by such Party.

11.3	Transfer in Connection with Sale of All or Substantially all of the Assets of a Party

A Party may Transfer to a Third Party all of its Interests it owns directly or indirectly in accordance with the terms of this Section if such Transfer is part of a Change of Control, whether through the sale of all or substantially all of the assets of such Party and its Affiliates or otherwise (a “Permitted COC Transfer”). Nothing in this Section 11.3 shall deem any transaction herein […***…].

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.4	Transferee Acceptance of Conditions

As a condition precedent to the Transfer of any Interests permitted under Section 11.3, any Third Party that thereby acquires any Interests shall have previously agreed in writing to be bound by all the obligations of this Agreement, the Transaction Documents to which such Party is a party and the Local Operating Agreements, and shall have previously delivered to the non-disposing Party a true copy of such agreement.

11.5	Notice to the Management Board of Transfer

Any Transfer to a Third Party pursuant to Section 11.3 shall be notified to the other Party, the Management Board and each Local Operating Entity in writing at least […***…] days prior to the completion of such Transfer.

11.6	Further Restrictions

Except as permitted under Sections 11.2 and 11.3, no new Members shall be admitted to the Company until the Funding Outside Date, unless approved unanimously by the Members, and thereafter any new Member shall be approved in accordance with Section 7.9.

ARTICLE 12 - DEADLOCK; CONCILIATION

12.1	Deadlock in the Management Board and Between the Members

If a matter is required to be escalated by any term of this Agreement pursuant to Section 12.1, the matter shall be referred to the head of Bayer AG’s Head of R&D and CRISPR’s Chief Executive Officer for resolution. Such individuals shall use reasonable best efforts to resolve such matter and come to agreement within […***…] after referral of such matter to them. If such individuals do not resolve such matter and come to agreement in such […***…] period, then the proposed action shall not be taken or deemed approved, unless otherwise specified in this Agreement. If such individuals resolve such matter and come to agreement in such […***…] period, each Party shall cause its designees on the Management Board to take such actions as are reasonably required to effectuate such resolution and agreement as promptly as practicable thereafter.

ARTICLE 13 - BOOKS, ACCOUNTING AND FINANCIAL

STATEMENTS AND FISCAL YEAR

13.1	Books

The Company and each Local Operating Entity shall keep proper books and records of account which shall be freely accessible to the representatives of both Parties for inspection and copying during the usual business hours of the Company and such Local Operating Entity upon reasonable advance notice.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13.2	Accounts

The Company shall keep books and records of account in accordance with applicable local accounting standards consistently applied.

13.3	Annual Financial Statements

The Company and each Local Operating Entity shall prepare and distribute to the Parties as soon as available and in any event within […***…] days after the end of each fiscal year of the Company and each Local Operating Entity audited annual financial statements including a balance sheet of such Local Operating Entity as of such fiscal year-end and related statements of income, cash flows and changes in owners’ equity for such year, together with comparisons of the current fiscal year with previous fiscal years, all in reasonable detail, accompanied by normally prepared supporting statements and schedules.

13.4	Other Financial Statements

In addition to the reports and statements provided for in Sections 8.8 and 13.3, the Company and each Local Operating Entity shall furnish each Party with such reports and financial statements as may be reasonably requested by such Party, including without limitation information and documents required for the preparation of consolidated financial statements and tax returns of either Party.

13.5	Fiscal Year

Unless otherwise approved by the Members, the Company and each Local Operating Entity shall have a fiscal year starting on January 1st and ending on December 31st.

13.6	Appointment of Auditor

The Company and each Local Operating Entity shall have an independent auditor, which shall be recommended by the Executive Team and approved in accordance with Section 7.9. Any change in the independent auditor shall be approved at a meeting of the Management Board as contemplated by Section 7.9. The auditor of the Company and each Local Operating Entity shall always be appointed from among firms having a worldwide reputation. The Company and each Local Operating Entity shall have its books and accounts audited by the independent auditor at the end of each fiscal year at the expense of the Company or such Local Operating Entity.

ARTICLE 14 - REPRESENTATIONS AND WARRANTIES

14.1	Representations and Warranties of CRISPR

The representations and warranties of CRISPR are attached as Schedule 14.1.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

14.2	Representations and Warranties of Bayer

The representations and warranties of Bayer are attached as Schedule 14.2.

ARTICLE 15 - EXPENSES

15.1	Expenses

Unless otherwise provided for herein or in another Transaction Document, each of the Parties shall bear its own costs and expenses (including legal fees) incurred in connection with the preparation, negotiation and execution of this Agreement and the performance of its obligations hereunder, unless otherwise provided for herein. The Company Organization Documents shall provide that the termination and wind down costs for the Company and any Local Operating Entities shall be funded (i) first, by the Company from funds available thereto (other than funds intended for distribution to the Parties pursuant to Article 10 hereto) and (ii) second, by the Company by calling additional funds from Bayer as contemplated by and in accordance with Section 16.2(b).

ARTICLE 16 - TERMINATION

16.1	Termination

This Agreement shall be terminated upon the occurrence of any of the following events:

(a)	The Parties mutually agree in writing to terminate this Agreement;

(b)	Upon the occurrence of […***…], at the election of the non-breaching Party upon delivery of written notice to the breaching Party;

(c)	Any failure to […***…] that is not cured in accordance with […***…], at the election of the non-breaching Party upon delivery of written notice to the breaching Party;

(d)	A Party becomes subject to voluntary liquidation, winding-up or any similar insolvency proceeding or involuntary proceeding which is not dismissed within […***…] days of the commencement thereof, or applies for protection under any bankruptcy, suspension of payments or similar insolvency Laws of any jurisdiction or has a receiver appointed, at the election of the other Party upon delivery of written notice to such Party;

(e)	[…***…], at the election of the other Party upon delivery of written notice to such Party within […***…];

(f)	For Good Cause, at the election of Bayer upon delivery of written notice to CRISPR;

(g)	By either Party […***…];

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(h)	Upon the occurrence of a Breach of Section […***…] at the election of the non-breaching Party upon delivery of written notice to the Breaching Party; or

(i)	During the period starting on the one (1) year anniversary of the Effective Date and ending thirty (30) days thereafter, at the election of Bayer upon delivery of written notice of Bayer’s exercise of such election to CRISPR, in the event that CRISPR has not by such anniversary date obtained and provided […***…] (“Evidence Related to Global Filings”). […***…].

In the event of a dispute as to the occurrence of any of the events in Sections 16.1(b), (d), (e), (f) or (h), prior to a Party terminating this Agreement for the occurrence of any such events, such Party shall be required to first comply with the dispute resolution procedures set forth in Section 20.1 and the procedures set forth in Section 19.1, which Cure Period and Resolution Period shall run concurrently and begin on the date of notice of Breach.

16.2	Results of Termination

(a)	Upon termination of this Agreement for any reason (other than Section 3.2):

(i)	Subject to any existing licenses (including any license entered into in connection with an Opt-In Transaction and any licenses between the Company or a Local Operating Entity and a Third Party), all Company CRISPR/Cas Technology will be co-owned by Bayer and CRISPR, with the right to sublicense through multiple tiers, with (A) Bayer receiving an exclusive license for Non-Human Therapeutic Uses and a non-exclusive license for Human Therapeutic Uses in the Bayer Fields and (B) CXX receiving an exclusive license for Human Therapeutic Uses (other than the Bayer Fields) and a non-exclusive license for Human Therapeutic Uses in the Bayer Fields, provided, that if such termination is pursuant to Section 16.1(c) (as a result of a breach by Bayer) prior to Bayer contributing the Initial Contribution in full or Section 16.1(i), all Company CRISPR/Cas Technology will be exclusively owned by CRISPR.

(ii)	Subject to any existing licenses (including any license entered into in connection with an Opt-In Transaction and any licenses between the Company or a Local Operating Entity and a Third Party), all Company Optimized Cas Technology will be co-owned by Bayer and CRISPR, with the right to sublicense through multiple tiers, with (A) Bayer receiving an exclusive license for Non-Human Therapeutic Uses and a non-exclusive license for Human Therapeutic Uses in the Bayer Fields and (B) CXX receiving an exclusive license for Human Therapeutic Uses (other than the Bayer Fields) and a non-exclusive license for Human Therapeutic Uses in the Bayer Fields.

(iii)	Subject to any existing licenses (including any license entered into in connection with an Opt-In Transaction and any licenses between the Company or a Local Operating Entity and a Third Party), all Company

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Non-Product Technology will be co-owned by Bayer and CRISPR with the right to sublicense through multiple tiers, as joint owners of an undivided interest therein.

(iv)	Subject to any existing licenses (including any license entered into in connection with an Opt-In Transaction and any licenses between the Company or a Local Operating Entity and a Third Party), all Company Pre-IND Product Technology will be co-owned by Bayer and CRISPR as joint owners of an undivided interest therein; with the right to sublicense through multiple tiers, provided, that if such termination is pursuant to Section 16.1(b) (as a result of a breach by Bayer), 16.1(c) (as a result of a breach by Bayer), 16.1(d) (as a result of CRISPR providing notice of termination), 16.1(h) (as a result of a breach by Bayer) or 16.1(i), all Company Pre-IND Product Technology will be exclusively owned by CRISPR; provided, further, that if such termination is pursuant to Section 16.1(b) (as a result of a breach by CRISPR), 16.1(c) (as a result of a breach by CRISPR), 16.1(d) (as a result of Bayer providing notice of termination), or 16.1(h) (as a result of a breach by CRISPR) all Company Pre-IND Product Technology will be exclusively owned by Bayer. In addition, subject to any existing licenses (including any license entered into in connection with an Opt-In Transaction), all Company Post-IND Product Technology will be owned exclusively by CRISPR following a termination pursuant to Section 16.1(c) prior to Bayer contributing the Initial Contribution in full or Section 16.1(i); provided, that for all other terminations, the Company Post-IND Product Technology shall be licensed in accordance with the terms of the Option Agreement.

(v)	For the Intellectual Property covered by (i) through (iv) above all licenses to the Parties and their respective Affiliates in the CRISPR IP Contribution Agreement and the Bayer IP Contribution Agreement will be terminated (except with respect to existing licenses to Third Parties and any licenses entered into in connection with Opt-In Transactions) and each Party will, and shall cause the Company and the Local Operating Entities to, take reasonable steps and to execute any documents to achieve such ownership or co-ownership, as applicable. Except as and to the extent that rights of joint or co-owners cannot be varied, waived or otherwise determined by mutual agreement under applicable Laws of any country, the joint owners of any technology shall have equal and undivided rights therein with the full right to practice and exploit such rights, including without limitation, granting sublicenses and similar right therein, without accounting to, or obtaining the consent of, the other joint owner and any required consents are hereby deemed provided, in all cases.

(vi)	After termination of this Agreement and/or liquidation of the Company and during the period of any such co-ownership of the Company CRISPR/Cas Technology, the Optimized Cas Technology, Company Non-Product Technology and Company Pre-IND Product Technology, the

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Intellectual Property Management Agreement shall survive in accordance with the terms set forth therein and all prosecution and maintenance and enforcement of such Intellectual Property shall be governed by the Intellectual Property Management Agreement.

(b)	Upon the termination of this Agreement, neither Party shall be required to make any further contributions except for any unpaid Additional Contributions and any remaining cash capital in the Company shall be repaid to Bayer and, if the requirements set forth in Section 16.2(d) below are met, CRISPR; provided, that such cash shall be used to pay any costs to dissolve and wind-down the Company and each of the Local Operating Entities (the “Dissolution”) prior to any such repayment; provided, further, that Bayer shall fund additional amounts required to effectuate the Dissolution, as determined in the reasonable judgment of the CEO, within […***…] Business Days of written notice of such funding requirement to the Members (provided, that in no event shall Bayer be required to fund amounts to the extent such amounts together with its Initial Contribution and all its Additional Contributions exceed the Bayer Commitment Amount). The Parties agree that following a termination of this Agreement, the Company and the applicable Local Operating Entities shall remain in existence for a period of time to orderly wind-down the Business (including to act as a holding company for purposes of distributing proceeds from Opt-In Transactions) and that the Dissolution of the Company shall occur at the time specified in and in accordance with the Company Organization Documents.

(c)	Upon the termination of this Agreement, subject to any survival terms set forth therein, each of the Bayer Services Agreement, the CRISPR Services Agreement, the CRISPR IP Contribution Agreement and the Bayer IP Contribution Agreement shall automatically terminate.

(d)	Upon the termination of this Agreement pursuant to Section 16.1(b) (as a result of a breach by Bayer), 16.1(c) (as a result of a breach by Bayer), 16.1(d) (as a result of CRISPR providing notice of termination) or 16.1(h) (as a result of a breach by Bayer), any cash capital remaining in the Company and the Local Operating Entities from the Initial Contributions and the Additional Contributions actually made by […***…] that were allocated to the period ending […***…] in the Initial Budget and the applicable Rolling Budget shall be repaid to […***…], and any such cash capital in excess of such amount to be repaid to […***…] shall be repaid to […***…]. Upon the termination of this Agreement pursuant to any other Section, all such cash capital shall be repaid to […***…].

(e)	With respect to the Company and each Local Operating Entity, the termination of this Agreement shall also have the consequences set forth in the Company Organization Documents and the Local Operating Agreement of such Local Operating Entity.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(f)	The following terms shall survive a termination of this Agreement pursuant to Section 16.1: Sections 3.6(b) through (j) and 16.2 and Articles 1, 2, 10, 11, 15, 17, 19, 20, 21 and 22.

16.3	Results of Termination under Section 3.2

(a)	Upon termination of this Agreement under Section 3.2, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of either Party under this Agreement, except as set forth in Section 16.3(b), and the termination of this Agreement shall not relieve any Party from any liability for fraud or any intentional or willful breach of any covenants or agreements set forth in this Agreement occurring prior to such termination.

(b)	The following terms shall survive a termination of this Agreement pursuant to Section 3.2: Sections 16.3 and Articles 1, 2, 17, 21 and 22.

16.4	No Implied Licenses

For the avoidance of doubt, no licenses or other rights under any intellectual property rights are granted under this Agreement, by implication, necessity or otherwise, except as expressly set forth herein.

ARTICLE 17 - CONFIDENTIALITY AND PRESS RELEASES

17.1	Confidentiality

Each Party shall, and shall cause its Affiliates to, keep confidential any oral or written, tangible or intangible, proprietary or confidential information (“Information”) of the other Party or its Affiliates, the Company or a Local Operating Entity, furnished to it by the other Party, its Affiliates or their directors, officers, employees, representatives or agents, or by the Company or a Local Operating Entity or its directors, officers, employees, representatives or agents, or obtained by it in connection with the transactions contemplated by this Agreement or any other Transaction Document. The term “Information” shall be deemed to include those portions of any notes, analyses, compilations, studies, interpretations, memoranda or other documents (regardless of the form thereof) prepared by the receiving Party or its Affiliates or its or their directors, officers, employees, representatives or agents which contain, reflect or are based upon, in whole or in part, any Information of the disclosing Party or its Affiliates, the Company or a Local Operating Entity. In addition, such Party and its Affiliates shall not use such Information except in connection with the transactions or the performance of the obligations of such Party or such Affiliate contemplated hereby or any other Transaction Document, the exercise of any rights hereunder or thereunder or as expressly provided for herein or therein. Neither Party or its Affiliates will disclose the Information of the other Party or its Affiliates, the Company or a Local Operating Entity to its Affiliates or its or their directors, officers, employees, representatives or agents unless such Person has a reasonable need to know such Information in connection with the transactions or the performance of the obligations of such Party or such Affiliates contemplated hereby or any other Transaction Document, the exercise of any rights hereunder or thereunder or as

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

expressly provided for herein or therein. Neither Party or its Affiliates shall release or disclose such Information to any other Person, except those among its auditors, attorneys, financial advisors, bankers and consultants having a need to know such Information in connection with the transactions or the performance of the obligations of such Party or such Affiliate contemplated hereby or any other Transaction Document, the exercise of any rights hereunder or thereunder, as required to comply with applicable Law or reporting requirements, or as expressly provided for herein or therein, or to actual or potential acquirers, collaborators, licensees, sub-licensees investment bankers, investors or lenders. Each Person receiving any such Information shall be subject to customary confidentiality obligations prior to such Person’s receipt of such Information and such Party shall be primarily liable and responsible for any breach of this Section 17.1 as if such Person was a party hereto. In addition, each Party and its Affiliates are permitted to disclose such Information to the extent such disclosure is to a Governmental Authority as reasonably necessary in filing or prosecuting Patent, copyright and trademark applications, prosecuting or defending litigation related to this Agreement or any other Transaction Document, complying with applicable governmental regulations with respect to performance under this Agreement or any other Transaction Document or otherwise required by applicable Law. If a Party or any of its Affiliates (the “Compelled Party”) is requested to disclose any Information by any governmental or regulatory authority (including stock exchange rules, GAAP or IFRS), the Compelled Party will promptly notify the other Party or the Company, as applicable (the “Affected Party”), to permit it to seek a protective order or take other action that the Affected Party in its discretion deems appropriate, and the Compelled Party will cooperate in any such efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such Information. If, in the absence of a protective order, the Compelled Party is compelled as a matter of Law to disclose any such Information in any proceeding or pursuant to legal process (as advised by its outside legal counsel), the Compelled Party may disclose to the Person compelling disclosure only the part of such Information as is required by Law to be disclosed (in which case, prior to such disclosure, the Compelled Party will advise and consult with the Affected Party and its counsel as to such disclosure and the nature and wording of such disclosure) and the Compelled Party will use its reasonable best efforts to obtain confidential treatment therefor. The confidentiality obligations contained in this Section 17.1 do not apply to Information that can be shown by such Party to have been (i) previously known by the Party or its Affiliates to which it was furnished prior to the date hereof (and not under a confidentiality obligation), (ii) generally available to the public through no fault or breach of such Party or its Affiliates, (iii) later lawfully acquired from other sources (not under a confidentiality obligation) by the Party or its Affiliates to which it was furnished or (iv) independently developed by a Party or its Affiliates or its or their directors, officers, employees, representatives or agents without the use or reference to any Information of the other Party, or its Affiliates, the Company or any Local Operating Entity. For the avoidance of doubt, in no event shall any information provided by a Party or its Affiliates (or one of its directors, officers, employees, representatives or agents) to the Company or a Local Operating Entity be considered Information of the Company or a Local Operating Entity with respect to such Party or its Affiliates under this Section 17.1. Following a termination of this Agreement, such confidentiality obligations and use restrictions shall

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

be maintained, subject to the exceptions set forth above, and all Information of the other Party and its Affiliates (including all copies thereof) shall be returned (or, at the other Party’s instructions, destroyed, with certification of the same) to the Party that the other Party and its Affiliates shall be permitted to retain such Information (i) to the extent necessary for purposes of performing any continuing obligations or exercising any ongoing rights hereunder or under a Transaction Document and, in any event, one copy of such Information retained by the other Party’s legal department for its records (provided that for so long as such Information is so retained, such Information shall be subject to the confidentiality obligations and restrictions on use as set forth herein), and (ii) any computer records or files containing such Information that have been created solely by such Party’s or its Affiliates’ automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such Party’s standard archiving and back-up procedures, but not for any other use or purposes.

17.2	Duration of Confidentiality

The provisions of Section 17.1 shall continue to apply with respect to each Party and its Affiliates until the date which is […***…] following the termination of this Agreement.

17.3	Press Releases and Other Public Disclosures

Neither Party shall issue any press release or otherwise make any public statement with respect to this Agreement or the other Transaction Documents without the prior written consent of the other Party, except in case of public announcements required under the rules of any stock exchange on which the equity interests of a Party or its Affiliates (or any successor entity) are listed or any applicable Law or governmental requirement. Notwithstanding anything to the contrary in this Article 17, a Party (or its Affiliates) may disclose this Agreement and the other Transaction Documents (and a summary thereof) as well as the financial statements of the Company and Local Operating Entities and financial data derived therefrom, in securities filings with the U.S. Securities and Exchange Commission or an equivalent foreign agency to the extent required by applicable Law. In such event, the Party seeking such disclosure shall prepare such summary and a proposed redacted version of this Agreement and/or the other Transaction Documents to request confidential treatment for such agreements, and the other Party may promptly (and in any event, no less than […***…] Business Days after receipt of such summary and proposed redactions) provide its comments. The Party seeking such disclosure shall reasonably consider any comments thereto provided by the other Party within such […***…] Business Day period. The Parties have agreed to issue a joint press release or separate press releases announcing this Agreement and the transactions contemplated hereby, to be issued by the Parties at a mutually agreed date and time, in the form(s) to be agreed by the Parties in their reasonable discretion.

17.4	Publications

During the Term, each Party will submit to the Company for review and approval any proposed academic, scientific and medical publication or public presentation related to any Licensed Agent or Product or any activities conducted under the Transaction

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Documents, in each case, to the extent it includes Information of the Company or a Local Operating Entity. In each such instance, such review and approval will be conducted for the purposes of preserving the value of the CRISPR Contributed Technology, the Bayer Licensed Technology and the Company Program Technology, the rights granted under the Transaction Documents and determining whether any portion of the proposed publication or presentation containing the Company’s Information should be modified or deleted. Written copies of such proposed publication or presentation required to be submitted hereunder will be submitted to the Company no later than […***…] before submission for publication or presentation (or […***…] in advance in the case of an abstract). The Company will provide its comments with respect to such publications and presentations within […***…] of its receipt of such written copy (or […***…] in the case of an abstract). The review period may be extended for an additional […***…] if the Company reasonably requests such extension including for the preparation and filing of patent applications. Notwithstanding anything to the contrary, the Company may require, in its reasonable discretion, that the requesting Party redact the Company’s Information from any such proposed publication or presentation. The Parties will each comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any publication. Notwithstanding the foregoing, a Party’s obligation to submit any publication to the Company for review and approval under this Section 17.4 will not apply to any publication made by a Party with respect to Licensed Products for which such Party has completed an Opt-In Transaction that does not contain Information or disclose any non-public information of the Company, a Local Operating Entity or the other Party (other than, for the avoidance of doubt, Information relating to the Licensed Products for which such Opt-In Transaction relates); provided, that where reasonably possible, such Party will provide the Company with an advance copy of such publication if such publication is reasonably likely to have a material adverse effect on the value of CRISPR Contributed Technology, Bayer Licensed Technology or the Company Program Technology. For clarity, neither Bayer nor CRISPR are obligated hereunder to submit proposed publications to the other Parties for all proposed publications relating to work conducted outside of the scope of this Agreement and the other Transaction Documents.

17.5	Attorney-Client Privilege

Neither Party is waiving, nor will be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges as a result of disclosing information pursuant to this Agreement, or any of its Information (including Information related to pending or threatened litigation) to the receiving Party, regardless of whether the disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The Parties: (a) share a common legal and commercial interest in such disclosure that is subject to such privileges and protections; (b) are or may become joint defendants in proceedings to which the information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should either Party become subject to any actual or threatened proceeding to which the disclosing Party’s Information covered by such protections and privileges relates; and (d) intend that after the Effective Date both the receiving Party and the disclosing Party will have the right to assert such protections and privileges.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

17.6	Prior Agreement

This Agreement supersedes the Confidentiality Agreement entered into between Bayer AG and CRISPR dated […***…]. All confidential information exchanged between the Parties under such agreement will be subject to the terms of this Agreement.

ARTICLE 18 – RESERVED

ARTICLE 19 – BREACH

19.1	Breach

(a)	If a Party alleges that the other Party (the “Breaching Party”) has failed to perform any of its material covenants, obligations or agreements provided for in this Agreement, including, without limitation, its financial obligations or its obligations concerning the Transfer of Interests, it shall provide written notice of such alleged failure to the Breaching Party. Subject to the proviso set forth below, the Breaching Party shall have […***…] following such written notice (a “Cure Period”) to remedy such failure if such Breach is curable and if the non-Breaching Party will not be materially prejudiced thereby, and if it fails to remedy such failure within such Cure Period, the Breaching Party shall be in breach of this Agreement (“Breach”); provided that (i) no notice shall be required and no cure period to remedy a Breach shall apply to failure to make the first installment of the Initial Contribution by Bayer or the Initial Contribution by CRISPR or the failure of CRISPR to execute and deliver the CRISPR IP Contribution Agreement. However, there shall be a notice requirement and a […***…] to remedy failure of Bayer to make the second installment of the Initial Contribution and the Additional Contribution when due.

(b)	Upon Breach by one Party, the non-Breaching Party shall have the right to seek all remedies available hereunder (including the termination rights set forth in Section 16.1 if such Breach would trigger any such right), in law or in equity; provided, however, that nothing contained in this Section shall limit the non-Breaching Party’s ability to enjoin any Breach of the provisions of this Agreement regarding Transfer of Interests and no […***…] remedy period shall apply in such instance.

(c)	In addition to any other remedies set forth in this Agreement, the remedies for any Breach shall include damages and injunctive relief, including specific performance. Unless provided for herein, the rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies that either Party may otherwise have at law or in equity.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ARTICLE 20 - DISPUTE RESOLUTION

20.1	Referral to Heads of Businesses

Unless otherwise specified in this Agreement, the Parties hereby agree that to the extent reasonably practicable and would not materially prejudice a Party, controversies or claims arising out of or relating to this Agreement or the interpretation, performance, breach, termination or validity thereof shall first be referred to the head of Bayer AG’s Head of R&D and CRISPR’s Chief Executive Officer for resolution. If these individuals are unable to agree upon a resolution within […***…] after referral of the matter to them (a “Resolution Period”), then either Party may pursue any available remedy hereunder, at law or in equity.

20.2	Attorneys’ Fees

If any action at law or in equity (including, arbitration) is necessary to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, including claims for fraud and/or fraudulent inducement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

20.3	Arbitration

(a)	Any dispute as to the occurrence of any event in Section 16.1(b), (d), (e), (f) or (h) (if the Breaching Party is unable to cure the breach in accordance with the procedures set forth in Section 19.1(a) and the Parties are unable to resolve the dispute following escalation pursuant to the dispute resolution procedures set forth in Section 20.1, as contemplated by and in accordance with the last sentence of Section 16.1) and a Party is seeking to terminate this Agreement pursuant to such Section, or any other claim or dispute that the Parties agree in writing to arbitrate, shall be settled by arbitration administered by the American Arbitration Association in accordance with the then current Commercial Rules of the American Arbitration Association including the Procedures for Large, Complex Commercial Disputes (“AAA Rules”), except that any such arbitration must be conducted in accordance with the remainder of this Section 20.3. For the avoidance of doubt, if there is a dispute as to the occurrence of any of the events in Section 16.1(b), (d), (e), (f) or (h) and a Party is seeking remedies other than to terminate this Agreement, then such dispute shall not be required to be settled by arbitration as contemplated by this Section 20.3.

(b)	Number and Selection of Arbitrators. The number of arbitrators shall be […***…], who shall be selected as follows: each of Bayer, on the one hand, and CRISPR on the other hand, shall choose one (1) arbitrator within […***…] of either initiating or receiving notice of an arbitration (as the case may be), and those Party-appointed arbitrators shall unanimously select one (1) chairman arbitrator within […***…] of the appointment of the last Party-appointed arbitrator, who shall be a lawyer admitted to practice in New York for at least

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

fifteen (15) years, and who is experienced with disputes in joint venture transactions (“Qualifications”). If the Party-appointed arbitrators are unable to agree upon the selection of the third arbitrator within […***…] of the appointment of the last Party appointed arbitrator, such chairman arbitrator shall be selected by the AAA within […***…] and shall have Qualifications.

(c)	Place and Language of Arbitration. The place of arbitration shall be New York, New York, at a suitable venue to be agreed by the Parties and arbitrators within […***…] of the appointment of the chairman arbitrator. The proceedings shall be conducted in the English language.

(d)	Binding Decision. The decision and award of the arbitral tribunal shall be made by majority decision and shall be final, nonappealable and binding on the Parties hereto and their successors and assigns. The arbitral award shall be accompanied by a reasoned opinion.

(e)	Allocation of Costs. The decision and award of the arbitral tribunal shall include a decision regarding the allocation of costs relating to any such arbitration. For purposes of this subsection, “costs” shall include reasonable attorneys’ fees and reasonable experts’ fees actually incurred with respect to the arbitration proceeding.

(f)	Period for Arbitration.

(i)	The arbitration shall be completed no later than […***…] after the selection of the chairman arbitrator, unless the chairman arbitrator determines, at the request of any Party or on his or her own initiative, that such time period should be extended, in which case such time period may not be extended beyond an additional […***…].

(ii)	Notwithstanding any provision of the AAA Rules: (i) each of CRISPR and Bayer shall be permitted to serve up to […***…], and to take […***…] of the other Party, in addition to exchange of documents, exhibits and information as provided for in the AAA Rules, on dates and locations to be mutually agreed upon (or, failing such agreement, as the chairman arbitrator shall select after hearing from the Parties); (ii) any documents not in English that are produced by a Party shall be accompanied by a translation into English, which translation shall not be binding upon the other Party or the arbitrators; (iii) each of CRISPR and Bayer covenant and agree that it shall produce documents, information, and deposition and hearing witnesses, as required by this Section and as otherwise required by the AAA Rules; and (iv) subpoenas to non-parties, for production of documents and/or for testimony, shall be issued at the request of a Party, up to […***…] per Party. The Parties will make their respective employees, and will use commercially reasonable efforts to make their former employees, available for depositions and hearing testimony as requested by the other Parties.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(g)	Enforcement of Judgment. Judgment on the arbitral award may be entered in any court having jurisdiction thereof.

(h)	Confidentiality. Except as required by applicable Law or as required for recognition and enforcement of the arbitral decision and award, the arbitrator may not disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Parties, and the Parties agree that any such information shall be considered Information hereunder and subject to the restrictions set forth in Article 17. Any documents submitted to the arbitrators shall be kept confidential and shall not be disclosed, except that any such documents may be disclosed as permitted by Article 17 or in connection with any action to collect the award, or if any such documents are discoverable or admissible in any action in court contemplated by this Agreement.

(i)	Enforcement; Interim Measures; Equitable Relief. Each Party may apply to any court having jurisdiction (a) to enforce the arbitration provisions of this Agreement, (b) to seek provisional injunctive relief so as to maintain the status quo (including, but not limited to, maintaining the confidentiality of any arbitration proceedings and non-public information) until the final arbitration award is rendered and is finally judicially confirmed if challenged judicially, or the dispute is otherwise resolved, or (c) to seek equitable relief.

20.4	Jurisdiction

Each Party to this Agreement, by its execution hereof, unless otherwise prohibited by applicable Law (a) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of New York in the Borough of Manhattan and to the United States District Court for the Southern District of New York for the purpose of any action between the Parties arising in whole or in part under Section 20.3 or for any dispute not subject to Section 20.3, (b) hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) to the extent that an action can be commenced in a court and not an arbitration, agrees not to commence any such action in any court other than before one of the above-named courts. Notwithstanding the previous sentence, a Party may commence any action in a court other than the above-named courts for the purpose of enforcing an order or judgment issued by one of the above-named courts.

20.5	Venue

Neither Party will assert that venue should properly lie in any other location within the selected jurisdiction.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

20.6	Specific Performance

Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, each of the Parties agrees that, without posting a bond or other undertaking, the other Party may seek (and obtain) an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any Action instituted in any court specified herein. An Action for specific performance as provided herein shall not preclude a Party from pursuing any other remedy to which such Party may be entitled, at law or in equity, in accordance with the terms of this Agreement. Each Party further agrees that, in the event of any action for specific performance in respect of such breach or violation, it will not assert that the defense that a remedy at law would be adequate provided, however, each Party also agrees that any Party can assert any other defense it may have other than the defense of adequate remedy at law.

ARTICLE 21 - ASSIGNMENT

21.1	Assignment

Except as permitted under this Agreement (including a Permitted COC Transfer complying with Article 11), (a) any of the rights, interests and obligations created herein shall not be transferred or assigned to any Third Party and such rights and interests shall not inure to the benefit of any other Person, including any trustee in bankruptcy, receiver or other successor of either of the Parties, whether by operation of Law, sub-license, transfer of the assets, merger, liquidation or otherwise, without the prior written consent of the other Party, and (b) any purported or actual transfer or assignment of any such rights, interests or obligations without the prior written consent of the other Party is and shall be null and void ab initio; provided, however, that either of the Parties may, without consent of the other Party, assign its respective rights and obligations under this Agreement to a successor company of such Party as the result of an internal corporate reorganization to a wholly-owned Affiliate of such Party; provided that the assigning Party shall remain primarily liable hereunder. In addition to the requirements of the prior sentence, if this Agreement is assigned to a Third Party by a Party, as a condition to such assignment, all other Transaction Documents to which such Party is a party shall concurrently be assigned to such Third Party and all Interests of such Party and its Affiliates are to be transferred to such Third Party.

ARTICLE 22 - NOTICES AND MISCELLANEOUS

22.1	Form of Valid Notice

(a)	All notices or other communications provided for in this Agreement or that may otherwise be required must be in writing, clearly legible and shall be sent:

(i)	by an internationally recognized courier service with acknowledgment of receipt, properly addressed, and postage pre-paid;

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(ii)	by e-mail; or

(iii)	by personal delivery.

(b)	Any notice sent by one of the means described in Section 22.1(a) will be deemed received:

(i)	if sent by an internationally recognized courier service, three (3) Business Days after deposit with such courier service,

(ii)	if sent by e-mail, when there is effective acknowledgment of receipt, or

(iii)	if delivered personally, when delivered.

22.2	Persons and Addresses

Except as may otherwise be provided, all notices or other communications provided for in this Agreement or that a Party may otherwise be required to give to the other Party shall be sent as provided in Section 22.1 to the following persons at the addresses stated herein or at such other address as either Party may specify by notice to the other Party given in accordance with this Article 22:

To CRISPR:	CRISPR Therapeutics AG
Aeschenvorstadt 36
4051 Basel
Switzerland
Attention: Chief Executive Officer and Chief Legal Officer

and

CRISPR Therapeutics Ltd.
85 Tottenham Court Road
London W1T 4TQ
United Kingdom
Attention: Chief Legal Officer

With a copy to:	Goodwin Procter LLP
53 State Street
Boston, MA 02109
USA
Attention: Mitchell S. Bloom and Robert E. Puopolo

To Bayer:	Bayer Aktiengesellschaft
Kaiser-Wilhelm-Allee
51368 Leverkusen
Germany
Attention: Dr. Axel Bouchon and Dr. Jan Heinemann

With a copy to:	Norton Rose Fulbright US LLP
801 Pennsylvania Avenue, N.W.
Washington, D.C. 20004-2623
USA
Attention: Marilyn Mooney

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

22.3	Miscellaneous

(a)	No amendment, modification or addition to any provision of this Agreement shall be valid unless the same shall be in writing and approved by the signature of each Party.

(b)	The terms and conditions of this Agreement shall be interpreted according to the common sense meaning intended by the Parties and in accordance with the principles of good faith and fair dealing.

(c)	The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

(d)	Every day commences at 12:00 a.m. and ends at 11:59 p.m. (midnight) New York time. Any reference in this Agreement to a number of days “in” which an action or notice is to be taken or given, shall be interpreted in such way that the term commences the day after the date taken as reference and that the action or notice shall be validly taken or given at the last day. Any reference in this Agreement to a “day” or a number of “days” without explicit qualification of “business” shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

(e)	This Agreement shall constitute the entire agreement and understanding between the Parties and shall supersede and nullify any and all previous agreements, negotiations, commitments, undertakings and declarations heretofore made between the Parties in respect of the subject matter of this Agreement unless expressly provided for herein or in any schedule attached hereto and any other agreement entered in connection herewith.

(f)	Words importing gender include all genders.

(g)	The division of this Agreement into articles, sections and clauses, the inclusion of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(h)	Each provision contained in this Agreement is distinct and severable. A declaration of invalidity, illegality or unenforceability of any provision or a part thereof by an arbitrator, a court or a tribunal of competent jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement. To the extent permitted by law, if any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

(i)	Any mistaken reference to Articles, clauses, Sections, Schedules or paragraphs of this Agreement shall be amended according to common sense and good faith rules. When a reference is made in this Agreement to an Article, clause, Section, Schedule or paragraph, such reference will be to an Article, clause, Section, Schedule or paragraph unless otherwise indicated.

(j)	No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No single or partial exercise of any right, power or privilege shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege unless explicitly provided for in this Agreement.

(k)	Subject to the terms of and restrictions in this Agreement, the reference to any Party shall include its successors or permitted transferees that have legally acquired its rights, obligations and/or duties. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, unless otherwise specified therein.

(l)	EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR LIABILITY DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH ACTION OR LIABILITY, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 22.3(l).

(m)	This Agreement may be executed and delivered (including by means of electronic transmission, such as by electronic mail in “.pdf” form) in two or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

(n)	Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms used herein with initial capital letters have the meanings ascribed to them herein and all terms defined in this Agreement will have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or statute defined or referred to herein, or in any agreement or instrument that is referred to herein, means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. The use of “or” is not intended to be exclusive unless expressly indicated otherwise. References to sums of money are expressed in lawful currency of the United States (U.S. dollars), unless the Parties otherwise agree in writing to use a different currency.

22.4	Tax Matters

The Parties agree that “Appendix – Tax Matters” attached hereto (the “Tax Appendix”) shall provide for the treatment of certain tax matters relating to the Company and the Parties.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

CRISPR THERAPEUTICS AG

By:	/s/ Rodger Novak
Name:	Rodger Novak
Title:	Chief Executive Officer

BAYER HEALTHCARE LLC

By:	/s/ Alan Stevenson
Name:	Alan Stevenson
Title:	Assistant Secretary

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Execution Version

Schedule 1.1

Definitions

(a)	The following terms shall have the following meanings:

1.	“Action” means any claim, action, cause of action, chose in action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), controversy, assessment, arbitration, examination, audit, investigation, hearing, charge, complaint, demand, notice or proceeding to, from, by or before any Governmental Authority or arbitrator(s).

2.	“Affiliate” or “Affiliates” means, with respect to any entity, any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such entity; and for the purposes of this definition, “control” (and the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities or by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to control another Person if any of the following conditions is met: (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity. For the purposes of this Agreement, (i) no Party or any of its Affiliates shall be considered an Affiliate of any other Party or any of its Affiliates or of the Company or any of its Affiliates, and neither the Company nor any of its Affiliates shall be considered an Affiliate of any Party or any of its Affiliates, simply by virtue of this Agreement or the relationships created hereby or by the Company Organization Documents or any Local Operating Agreement, and (ii) no Person shall be considered an Affiliate of a Party solely as a result of their right to designate a member of such Party’s board of directors.

3.	“Agreement” and “this Agreement” means this Joint Venture Agreement, as may be amended or supplemented from time to time in accordance with Section 1 of Schedule 2.1, including all Schedules attached to this Agreement. The expressions “herein”, “hereof”, “hereto”, “hereunder” and “hereby”, as well as similar expressions, refer to this Agreement as a whole and not to any particular article, Section, schedule or other parts.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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4.	“Animal Models” means laboratory animals useful for medical research because they exhibit characteristics that can be used for evaluating potential treatments of a human disease or disorder.

5.	“Approval Application” means, with respect to a Licensed Product in a particular jurisdiction, an application for approval, license, registration or authorization necessary for the Commercialization of such Licensed Product in such jurisdiction, including, with respect to the United States, an application for approval for such Licensed Product by the FDA, and with respect to the European Union, an application for approval for such Licensed Product by the European Commission.

6.	“Assay” means a procedure for qualitatively assessing or quantitatively measuring the presence, amount, functional activity, safety profile or other property of an active ingredient, biologic or other analyte.

7.	“Background Patents” means the Bayer Background Patents and the CRISPR Background Patents.

8.	“Business” means engaging in the activities reasonably necessary or appropriate to achieve the Objective.

9.	“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York City, United States of America or Frankfurt-Main, Germany or Leverkusen, Germany are authorized or obligated by applicable law or executive order to close.

10.	“Bayer Background Know-How” means any and all Know-How Controlled by Bayer, as of the Effective Date or that come into the Control of Bayer during the Technology Term, that might be useful or necessary to Company to Develop, Manufacture or Commercialize CRISPR/Cas Technology, Licensed Agents or Products in the Fields.

11.	“Bayer Background Patents” means any and all Patents that are Controlled by Bayer, as of the Effective Date or that come into the Control of Bayer during the Technology Term, and that are not part of the Joint Patents, and that claim or disclose Bayer Background Know-How.

12.	“Bayer Background Technology” means all Bayer Background Know-How and Bayer Background Patents.

13.	“Bayer Limited Background Know-How” means all Bayer Background Know-How that pertains to Assays, Animal Models, Delivery Technology or Protein Optimization Technology.

14.	“Bayer Limited Background Patents” means any Patents Controlled by Bayer claiming or disclosing any Bayer Limited Background Know-How.

15.	“Bayer Field” means any Field under the heading “Bayer Field” on Schedule 3.1.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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16.	“Change of Control” means, with respect to Party, any of the following events: (a) any Person is or becomes the “beneficial owner” (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder, except that a Person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right may be exercised immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power represented by all classes of capital stock then outstanding of Party normally entitled to vote in elections of directors; (b) Party consolidates with or merges into another corporation or entity, or any corporation or entity consolidates with or merges into Party, other than (i) a merger or consolidation that would result in the voting securities of Party outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) a majority of the combined voting power of the voting securities of Party or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of Party (or similar transaction) in which no Person becomes the beneficial owner, directly or indirectly, of voting securities of Party representing a majority of the combined voting power of Party’s then outstanding securities; or (c) Party conveys, transfers or leases all or substantially all of its assets to any Person other than a wholly-owned Affiliate of such Party; provided, that a financing transaction, the primary purpose of which is to raise capital for such Party, shall in no event be considered a Change of Control.

17.	“Claims” means any claim, demand, suit, action, investigation, proceeding, governmental action or cause of action of any kind or character (in each case, whether civil, criminal, investigative or administrative), known or unknown, under any theory, including those based on theories of contract, tort, statutory liability, strict liability, employer liability, premises liability, products liability or breach of warranty.

18.	“Clinical Trial” means a study in humans that is designed to generate data in support of an Approval Application.

19.	“Commercialize” or “Commercialization” means to market, promote, distribute, offer for sale, sell, have sold, import, export or otherwise commercialize a product, to conduct activities, other than, Development and Manufacturing, in preparation for the foregoing activities, including obtaining Price Approval, and to conduct Clinical Trials and post-Marketing Approval studies. When used as a noun, “Commercialization” means any and all activities involved in Commercializing.

20.	“Commercially Reasonable Efforts” means with respect to the efforts to be expended by any Person, with respect to any objective, reasonable, diligent and good faith efforts to accomplish such objective. With respect to any Objective relating to the Research, Development or Commercialization of a Licensed Agent or Licensed Product, “Commercially Reasonable Efforts” means that level, caliber and quality of efforts and resources reasonably and normally used (as to CRISPR) by biopharmaceutical companies with adequate financing and resources, (as to Company), by biopharmaceutical companies of similar size to Company with adequate financing and resources and (as to

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Bayer) as Bayer would normally use to accomplish a similar objective under similar circumstances, as to a potential or actual product that is important to such Person’s overall strategy or Objectives, taking into account, without limitation, with respect to each Licensed Agent or Licensed Product, (a) issues of safety, efficacy, product profile, (b) likelihood of receiving Marketing Approval for the applicable Product, (c) potential to accelerate the development and regulatory timelines for the Licensed Product, (d) regulatory structure involved, (e) Regulatory Authority-approved labeling, (f) market potential of the Licensed Product, (g) potential benefit of the Licensed Product to patients with the relevant indication, (h) competitiveness in the marketplace, (i) proprietary position and (j) other relevant scientific, technical and business factors deemed relevant by the applicable Party. “Commercially Reasonable Efforts” shall be determined on a country-by-country basis and activities that are conducted in one country that have an effect on achieving the relevant Objective in another country shall be considered in determining whether Commercially Reasonable Efforts have been applied in such other countries.

21.	“Companion Diagnostic” means any companion diagnostic tool and/or diagnostic assay, the manufacture, use, sale or importation of which is Covered by the Company Crispr/Cas Technology, Company Optimized Cas Technology, CRISPR Background Know-How and CRISPR Platform Technology Know-How, which is used to (i) […***…], (ii) […***…], and/or (iii) […***…].

22.	“Company CRISPR/Cas Know-How” means any Know-How Controlled by the Company that constitutes an addition, amendment or enhancement to the Crispr/Cas Technology that is not Company Optimized Cas Know-How that is (i) […***…] or (ii) […***…].

23.	“Company CRISPR/Cas Patents” means any Patents Controlled by Company claiming or disclosing any Company CRISPR/Cas Know-How.

24.	“Company CRISPR/Cas Technology” means the Company CRISPR/Cas Know-How and the Company CRISPR/Cas Patents.

25.	“Company Non-Product Know-How” means any and all Know-How Controlled by the Company during the Technology Term, including Delivery Technology and excluding Company CRISPR/Cas Know-How, Company Product Know-How and Optimized Cas Know-How, that, is (i) […***…] or (ii) […***…].

26.	“Company Non-Product Patents” means any Patents Controlled by the Company claiming or disclosing any Company Non-Product Know-How.

27.	“Company Non-Product Technology” means the Company Non-Product Know-How and the Company Non-Product Patents.

28.	“Company Optimized Cas Know-How” means all Know-How related to enhancements, amendments or additions in and to any nuclease element of the CRISPR/Cas Technology (i) discovered, developed, invented or created by employees of Company or others acting for or on behalf of the Company, including, without limitation, Bayer or CRISPR in performance of services for the Company or (ii) acquired or licensed by Company from Third Parties, excluding such Know-How in-licensed through the Parties.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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29.	“Company Optimized Cas Patents” means any Patents claiming or Covering Optimized Cas Know-How.

30.	“Company Optimized Cas Technology” means the Company Optimized Cas Know-How and Company Optimized Cas Patents.

31.	“Company Post-IND Product Technology” means, with respect to a Licensed Agent or Product for which an IND has been submitted, Company Product Technology relating to such Licensed Agent or Product that exists at the time of the termination of the Agreement.

32.	“Company Pre-IND Product Technology” means, with respect to a Licensed Agent or Product for which an IND has not been submitted (each, a “Pre-IND Product”), Company Product Technology relating to such Licensed Agent or Product that exists at the time of the termination of the Agreement.

33.	“Company Product Know-How” means any and all Know-How Controlled by the Company during the Technology Term that relates to the composition or use of a Licensed Agent or Product in the Fields, including […***…].

34.	“Company Product Patents” means any Patents Controlled by the Company that claim or disclose any Company Product Know-How.

35.	“Company Product Technology” means the Company Product Know-How and the Company Product Patents.

36.	“Company Program Know-How” means (i) Company Product Know-How, (ii) Company Non-Product Know-How, (iii) Company CRISPR/Cas Know-How (iv) Company Optimized Cas Know-How and (v) the Company’s interest in any and all Joint Know-How.

37.	“Company Program Patents” means (i) Company Product Patents, (ii) Company Non-Product Patents, (iii) Company CRISPR/Cas Patents (iv) Company Optimized Cas Patents and (v) the Company’s interest in any and all Joint Patents.

38.	“Company Program Technology” means the Company Program Know-How and the Company Program Patents.

39.	“Competing Product” any product comprising Crispr/Cas Technology or comprising modified human cells or tissues produced using Crispr/Cas Technology that Targets a Target that is reasonably believed to have a […***…] that is within the applicable Fields. For clarity, the […***…].

40.	“Competing Technology” means Intellectual Property necessary for Development or Commercialization of products for Human Therapeutic Use comprising CRISPR/Cas Technology or comprising modified human cells or tissues produced using Crispr/Cas Technology. For clarity, the […***…].

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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41.	“Control” means with respect to any Know-How or Patent or other data, information or Materials, possession of the ability by a Party or its Affiliate(s) (whether by sole or joint ownership, license or otherwise, but in all cases not including when such rights are granted or obtained pursuant to the Transaction Documents) to grant, without violating the terms of any agreement with a Third Party, a license, access or other right in, to or under such Know-How or Patent or other data, information or Materials. Notwithstanding anything in the Transaction Documents to the contrary, a Party will be deemed to not Control any Patents or Know-How that are owned or controlled by a Third Party described in the definition of “Change of Control,” or such Third Party’s Affiliates (other than an Affiliate of such Party prior to the Change of Control), (a) prior to the closing of such Change of Control, except to the extent that any such Patents or Know-How were developed prior to such Change of Control through the use of such Party’s technology, or (b) after such Change of Control to the extent that such Patents or Know-How are developed or conceived by such Third Party or its Affiliates (other than such Party) after such Change of Control without using or incorporating such Party’s technology. A Party does not need to amend any existing in-license as of the Effective Date so that such Party “Controls” any IP under such given in-license.

42.	“Controlling Party” means the Party having the right under any Transaction Document to conduct and control (i) the Prosecution and Maintenance, (ii) challenges against validity and unenforceability or patentability of Intellectual Property and/or (iii) any Claim or action for enforcement directed to an actual or alleged infringement or misappropriation of Intellectual Property, in all cases, as and for so long as such Party maintains such right.

43.	“Cover,” “Covering” or “Covers” means, as to a product and Patent, that, in the absence of a license granted under, or ownership of, such Patent, the making, using, keeping, selling, offering for sale or importation of such product would infringe such Patent or, as to a pending claim included in such Patent, the making, using, selling, offering for sale or importation of such product would infringe such Patent if such pending claim were to issue in an issued patent without modification.

44.	“Covered Target” means a Target as and for so long as such Target remains the subject of a license or similar grant of rights under the Existing Third Party Agreement. For the avoidance of doubt, Covered Targets shall not be deemed Third-Party Targets or Excluded Covered Targets.

45.	“Crispr/Cas Technology” means clustered regularly interspaced short palindromic repeats (CRISPR)/CRISPR-associated (Cas) protein system that comprises (a) at least one guide RNA element that is complementary to a Target, wherein said guide RNA element can be a guide RNA or a polynucleotide(s) encoding such guide RNA, and (b) a nuclease element, wherein said nuclease element is a Cas nuclease protein.

46.	“CRISPR Background Know-How” means any and all Know-How other than CRISPR Platform Technology Know-How Controlled by CRISPR, as of the Effective Date or that

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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comes into the Control of CRISPR during the Technology Term, that is useful to or necessary for the Company to Develop, Manufacture or Commercialize Licensed Agents or Products in the Fields.

47.	“CRISPR Background Patents” means any and all Patents other than a Company Program Patent or CRISPR Platform Technology Patent […***…].

48.	“CRISPR Background Technology” means all CRISPR Background Know-How and CRISPR Background Patents.

49.	“CRISPR Contributed Technology” means all CRISPR Platform Technology Patents, CRISPR Platform Technology Know-How, CRISPR Background Know-How and CRISPR Background Patents.

50.	“CRISPR Field” means any Field under the heading “CRISPR Field” on Schedule 3.1.

51.	“CRISPR Platform Technology Know-How” means any […***…].

52.	“CRISPR Platform Technology Patents” means any and all […***…].

53.	“Delivery Technology” means methods, formulations, technologies and systems, including vectors, for transporting a Licensed Agent or Product into or within the human body or into human cells outside of the body.

54.	“Develop” or “Development” means, with respect to a Licensed Agent, all clinical and non-clinical research and development activities conducted for such Licensed Agent, including toxicology, pharmacology test method development and stability testing, process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, Clinical Trials (other than post-Marketing Approval Clinical Trials), regulatory affairs, pharmacovigilance, Clinical Trial regulatory activities and obtaining and maintaining Regulatory Approval. When used as a verb, “Develop” or “Developing” means to engage in Development.

55.	“EMA” means the European Medicines Agency and any successor entity thereto.

56.	“European Commission” means the European Commission or any successor entity that is responsible for granting Marketing Approvals authorizing the sale of pharmaceuticals in the European Union.

57.	“European Union” or “EU” means each and every country or territory that is officially part of the European Union.

58.	“Existing Third Party Agreement” means that certain Strategic Collaboration, Option and License Agreement entered into by and between CRISPR (and certain of its Affiliates) and Vertex Pharmaceuticals, Incorporated (and certain of its Affiliates) dated as of October 26, 2015.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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59.	“Exploit” or “Exploitation” means to make, have made, import, export, use, sell, have sold and/or offer for sale or otherwise dispose of.

60.	“FDA” means the United States Food and Drug Administration and any successor agency thereto.

61.	“Fields” means the CRISPR Fields and the Bayer Fields, provided fields shall not include diagnosis, prevention or treatment of cystic fibrosis.

62.	“Focus Areas” means with respect to […***…], each as set forth on Schedule 3.1.

63.	“FTE” shall mean a full time equivalent employee (i.e., one fully-committed or multiple partially-committed employees aggregating to one full-time employee) employed or contracted by a Party and assigned to perform specified work, with such commitment of time and effort to constitute one employee performing such work on a full-time basis, which for purposes hereof shall be eighteen hundred (1,800) hours per year.

64.	“GAAP” means United States generally accepted accounting principles, consistently applied, as in effect from time to time.

65.	“Good Cause” means (x) […***…], or (y) […***…].

66.	“Governmental Authority” means any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or any supranational organization of which any such country is a member.

67.	“Human Therapeutic Use” means the use of the CRISPR/Cas Technology for use in the discovery, research and development of products for the treatment or prevention of any human disease, disorder or condition, including researching, developing, making, using or selling Licensed Agents or Products and Companion Diagnostics.

68.	“IFRS” means International Accounting Standards/International Financial Reporting Standards of the International Accounting Standards Board as amended from time to time.

69.	“[…***…]” means a Target that reduces […***…] in humans in combination with other Targets primarily directed toward a field or fields other than the Fields.

70.	“IND” means with respect to each Licensed Product in a Field, an Investigational New Drug Application filed with the FDA with respect to such Licensed Product, as described in the FDA regulations, including all amendments and supplements to the application, and any equivalent filing with any Regulatory Authority outside the United States.

71.	“In-License Agreement” means the agreements with Third Party licensors under which the CRISPR Contributed Technology or Bayer Licensed Technology is being licensed by CRISPR or Bayer, respectively.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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72.	“Intellectual Property” means (i) patents (including utility, design, plant, utility model, reissues, re-examination, and patents of addition), patent applications (filed, unfiled or being prepared), records of invention, (ii) trademarks (registered or unregistered), trademark applications, trade names, copyrights (registered or unregistered), copyright applications, mask works, service marks (registered or unregistered), service mark applications, database rights (registered or unregistered), all together with the goodwill associated with such marks or names, (iii) trade secrets, technology, inventions, know-how, processes and confidential and proprietary information, including any being developed (including but not limited to designs, manufacturing data, design data, test data, operational data, and formulae), whether or not recorded in tangible form through drawings, software, reports, manuals or other tangible expressions, whether or not subject to statutory registration, anywhere, and all rights to any of the foregoing.

73.	“Joint Know-How” means Know-How discovered, developed, invented or created jointly by (a) […***…] and (b) […***…].

74.	“Joint Patents” means any Patents claiming or Covering any Joint Know-How.

75.	“Joint Technology” means (i) Joint Know-How and (ii) Joint Patents.

76.	“Know-How” means Intellectual Property, data, results, pre-clinical and clinical protocols and data from studies and Clinical Trials, chemical structures, chemical sequences, information, inventions, know-how, formulas, trade secrets, techniques, methods, processes, procedures and developments, whether or not patentable; provided that Know-How does not include Patents claiming any of the foregoing.

77.	“Knowledge” means (i) with respect to CRISPR, the actual knowledge of […***…] after having made reasonable inquiries of CRISPR personnel and advisors that would reasonably be anticipated to have knowledge of facts relating to the relevant subject matter and (ii) with respect to Bayer, the actual knowledge of […***…] after having made reasonable inquiries of Bayer personnel and advisors that would reasonably be anticipated to have knowledge of facts relating to the relevant subject matter.

78.	“Law” or “Laws” means all applicable laws, statutes, rules, regulations and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, agency or other body, domestic or foreign, including any applicable rules, regulations, guidelines, or other requirements of the Regulatory Authorities that may be in effect from time to time.

79.	“Licensed Agent” means a product comprising (a) all components of a Crispr/Cas Technology, for Targeting a Target, where such Crispr/Cas Technology, or any portion thereof is discovered by or on behalf of the Company or a Local Operating Entity (solely or jointly with such entities), or is in the Company’s or a Local Operating Entity’s Control, prior to the Effective Date, or during the Technology Term or (b) modified human cells or tissue, or another cell- or tissue-based product, or any other therapeutic product comprising or produced using the Crispr/Cas Technology, in each case produced using the components referred to in clause (a).

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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80.	“Licensed Know-How” means any and all Know-How that Company Controls that are necessary or useful to Develop, Manufacture and Commercialize a Licensed Agent or Licensed Product in the Field.

81.	“Licensed Patents” means all Patents that Company Controls that are necessary or useful to Develop, Manufacture and Commercialize a Licensed Agent or Licensed Product in the Field.

82.	“Licensed Product” means any Product that (i) has been licensed by a Party following opt-in or (ii) licensed to a Third Party. All Products comprising the same Licensed Agent(s) (and no additional Licensed Agents) will be considered the same Licensed Product under this Agreement.

83.	“Licensed Technology” means, the Licensed Know-How and the Licensed Patents.

84.	“Local Operating Agreement” means, as applicable, any agreement governing the formation and operation of any Local Operating Entity formed pursuant to Section 3.3 of this Agreement.

85.	“Local Operating Entity” means any local operating entity formed by the Company pursuant to Section 3.3 of this Agreement.

86.	“Loss” means any loss, cost, liability or expense, settlement, damage of any kind, judgment, obligation, charge, fee, fine, penalty, interest, court cost and/or administrative and reasonable attorneys’ fees, expert fees, consulting fees, and disbursements (at all levels, including appellate), but excluding a Person’s indirect corporate and administrative overhead costs, lost profits, lost revenues, loss of use, diminutions in value and special, incidental, exemplary and punitive damages.

87.	“Manufacture” or “Manufacturing” means activities directed to making, having made, producing, manufacturing, processing, filling, finishing, packaging, labeling, quality control testing and quality assurance release, shipping or storage of a product.

88.	“Marketing Approval” means, with respect to a Licensed Product in a particular jurisdiction, all approvals, licenses, registrations or authorizations necessary for the Commercialization of such Licensed Product in such jurisdiction, including, with respect to the United States, approval of an Approval Application for such Licensed Product by the FDA and with respect to the European Union, approval of an Approval Application for such Licensed Product by the European Commission.

89.	“Materials” means all biological materials or chemical compounds arising out of a Party’s activities under this Agreement or otherwise provided by a Party for use by the other Party to conduct activities pursuant to this Agreement, including Licensed Agents, Clinical Trial samples, cell lines, assays, viruses and vectors.

90.	“Member” means either Bayer or CRISPR as an owner of an Interest, and any permitted assignees and transferees of an Interest.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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91.	“Non-Human Therapeutic Uses” means uses (a) other than Human Therapeutic Uses, and (b) for the discovery and research and preclinical development of products for the diagnosis, treatment or prevention of any human disease, disorder or condition, but excluding research, developing, making, using or selling Licensed Agents or Products or Companion Diagnostics.

92.	“Out-of-Pocket Costs” means, with respect to a Party, costs and expenses paid by such Party to Third Parties (or payable to Third Parties and accrued in accordance with GAAP or IFRS), other than Affiliates or employees of such Party.

93.	“Party” or “Parties” means, when used in singular, any signatory to the applicable agreement, as the context may require, and when used in plural, all signatories to the applicable agreement, and any permitted successor or assign thereto.

94.	“Patents” means the rights and interests in and to issued patents and pending patent applications and similar government-issued rights (e.g., utility models) protecting inventions in any country, jurisdiction or region (including inventor’s certificates and utility models), including all priority applications, international applications, provisionals, non-provisionals, substitutions, continuations, continuations-in-part, divisionals, renewals and all patents granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations and patents of addition thereof, including patent term extensions and supplementary protection certificates, international patent applications filed under the Patent Cooperation Treaty (PCT) and any foreign equivalents to any of the foregoing.

95.	“Patent Costs” means the reasonable fees and expenses paid to outside legal counsel, and filing, maintenance, disbursement and other reasonable Out-of-Pocket Costs paid to Third Parties, in connection with the Prosecution and Maintenance of Patents.

96.	“Person” means any individual, partnership, limited partnership, limited liability company, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative or governmental body.

97.	“Preclinical Proof of Concept” means the reasonable demonstration of the ability of the Crispr/Cas Technology for Targeting a Target using Assays based on […***…] as applicable and appropriate to such Target which is to be defined in the respective research plan.

98.	“Price Approval” means, in any country where a Governmental Authority authorizes reimbursement for, or approves or determines pricing for, pharmaceutical products, receipt (or, if required to make such authorization, approval or determination effective, publication) of such reimbursement authorization or pricing approval or determination.

99.	“Primary Indication” means, with respect to a Target, the condition or disease that is most closely associated with the diagnosis, prevention or treatment through Targeting such Target as determined by the then-current weight of reliable scientific authority, for example, as reflected in peer-reviewed publications.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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100.	“Product” means any pharmaceutical product, medical therapy, preparation, substance, or formulation comprising or employing, in whole or in part, a Licensed Agent.

101.	“Protein Optimization Technology” means the modification of a Cas protein by amino acid substitution, deletion insertion or other molecular biological or biochemical methods to improve its characteristics, including but not limited to activity, stability, deliverability, immunogenicity and specificity.

102.	“Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a Patent, the preparing, filing, prosecuting and maintenance of such Patent, as well as handling re-examinations and reissues with respect to such Patent, together with the conduct of interferences, the defense of oppositions and other similar proceedings with respect to the particular Patent. For clarification, Prosecution and Maintenance or Prosecute and Maintain will not include any other enforcement actions taken with respect to a Patent.

103.	“Regulatory Approval” means the technical, medical and scientific licenses, registrations, authorizations and approvals (including approvals of Approval Applications, supplements and amendments, pre- and post- approvals, and labeling approvals) of any Regulatory Authority, necessary for the Research, Development, clinical testing, commercial manufacture, distribution, marketing, promotion, offer for sale, use, import, export or sale of a pharmaceutical product in a regulatory jurisdiction, including Marketing Approval.

104.	“Regulatory Authority” means, with respect to a country in the Territory, any national (e.g., the FDA), supra-national (e.g., the European Commission, the Council of the European Union, or the EMA), regional, state or local regulatory agency, department, bureau, commission, council or other Governmental Authority involved in the granting of Regulatory Approvals or Price Approvals for pharmaceutical products in such country or countries.

105.	“Registration Filing” means any submission to a Regulatory Authority of any appropriate regulatory application for Regulatory Approval.

106.	“Related Party Transaction” means any transaction, agreement, license, lease or commitment between the Company or any Local Operating Entity, on the one hand, and any Member or any of its Affiliates, on the other hand.

107.	“Sublicense” means, directly or indirectly, to sublicense, grant any other right with respect to, or agree not to assert, any licensed right under any Patent, Know-How or other Intellectual Property right. When used as a noun, “Sublicense” means any agreement to Sublicense.

108.	“Sublicensee” means an Affiliate or Third Party, other than a distributor, to whom a licensee (or an Affiliate) sublicenses any of the rights granted to the licensee during the term of the applicable agreement.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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109.	“Target” means a […***…]. The Targets as of the Effective Date are listed on Schedule A with an indication of […***…]. Additional Targets may be included after the Effective Date solely by updating Schedule A in accordance with Section 7.13.

110.	“Targeting” means editing, engineering or modulating (including by means of gene knock-out, gene tagging, gene disruption, gene mutation, gene insertion, gene deletion, gene activation, gene silencing or gene knock-in) a Target or an Excluded Target or a Covered Target by means of hybridizing a guide RNA of the CRISPR/Cas Technology to such Target or Excluded Target or Covered Target.

111.	“Technology Term” means from the Effective Date until the Company is no longer Developing Licensed Agents or Products.

112.	“Territory” means all the countries of the world.

113.	“Third Party” means any Person other than Bayer or CRISPR or any Affiliate of either Party.

114.	“Third Party Obligations” means any financial or non-financial encumbrances, obligations, restrictions, or limitations imposed by an In-License Agreement, including field or territory restrictions, covenants, diligence obligations or limitations pertaining to enforcement of intellectual property rights.

115.	“Third-Party Target” means a Target that is the subject of a license or similar grant of rights pursuant to an agreement between CRISPR or one of its Affiliates and a Third-Party; provided, that such Target was licensed in accordance with the procedures set forth in Section 3.7. For the avoidance of doubt, Third-Party Targets include all Excluded Targets.

116.	“Transfer” means, with respect to any Interests, directly or indirectly, selling, assigning, transferring, conveying, exchanging, donating, devising, bequeathing, mortgaging, pledging, hypothecating or otherwise disposing of such Interests excluding in connection with the sale of all or substantially all the assets of (i) Bayer and its Affiliates and (ii) CRISPR and its Affiliates; provided, that in no event shall the selling, assigning, transferring, conveying, exchanging, donating, devising, bequeathing, mortgaging, pledging, hypothecating or otherwise disposing of any equity interest in a Party (whether directly or indirectly) shall be considered a Transfer of any Interest.

117.	“United States” or “U.S.” means the fifty states of the United States of America and all of its territories and possessions and the District of Columbia.

118.	“Valid Claim” means a claim (a) of any issued, unexpired United States or foreign Patent, which will not, in the country of issuance, have been donated to the public, disclaimed, nor held invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision, or (b) of any United States or foreign patent application, which will not, in the country in question, have been cancelled, withdrawn or abandoned. Notwithstanding the foregoing, on a country-by-country basis, a patent application pending for more than seven years, or ten years for filings in Japan, will not be considered to have any Valid Claim for purposes of this Agreement unless and until a patent meeting the criteria set forth in clause (a) above with respect to such application issues.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

13

(b)	The following terms shall have the meanings defined in the Section or Schedule indicated. Unless otherwise noted, the indicated Section or Schedule refers to the appropriate Section or Schedule of the Joint Venture Agreement.

Term	Where defined
AAA Rules	Section 20.3(a)
Abandonment	Section 2.2.3 of the IPMA
Acquisition Transaction	Section 9.1(c)(ii)(2)
Acquisition Transaction Additional Funding Amount	Section 9.1(c)(ii)(2)
Acquisition Transaction Additional Payment	Section 9.1(c)(ii)(2)
Acquisition Transaction Funding Amount	Section 9.1(c)(ii)(2)
Acquisition Transaction Funding Date	Section 9.1(c)(ii)(2)
Additional Budgetary Funding Amount	Section 9.1(c)(ii)(1)
Additional Contribution	Section 9.1(c)(i)
Additional Information	Option Agreement
Affected Party	Section 17.1
Antitrust Condition	Option Agreement
Baseball Arbitration	Option Agreement
Bayer	Preamble
Bayer Additional Contribution Cap	Section 9.1(c)(i)
Bayer Commitment Amount	Section 9.1(a)
Bayer IP Contribution Agreement	Section 3.2(b)(v)
Bayer Non-Compete Period	Section 3.6(b)(i)
Bayer Services Agreement	Section 3.2(b)(iii)
Breach	Section 19.1(a)
Breaching Party	Section 19.1(a)
Budgetary Funding Notice	Section 9.1(c)(ii)(1)
Buffer Period	Option Agreement
Cash Requirements	Section 9.1(c)(ii)(1)
CEO	Section 8.2
CEO Acquisition Notice	Section 9.1(c)(ii)(2)
Closing Conditions	Section 3.2(b)
Company	Recitals
Company Organization Documents	Section 3.2(b)(i)
Compelled Party	Section 17.1
Conflicted CEO	Section 7.2(b)
Contribution Agreement	The first paragraph of the IPCA
Covered Target List	Section 7.13(c)
Third Party Firm	Section 7.13(c)
CRISPR AG	The first paragraph of CRISPR IPCA

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Term	Where defined
CRISPR Inc.	The first paragraph of CRISPR IPCA
CRISPR UK	The first paragraph of CRISPR IPCA
Cross-Field Expansion	Option Agreement
Cross-License Agreement	Section 3.2(b)(vii)
Cure Period	Section 19.1(a)
CRISPR	Preamble
CRISPR IP Contribution Agreement	Section 3.2(b)(x)
CRISPR Non-Compete Period	Section 3.6(b)(ii)
CRISPR Services Agreement	Section 3.2(b)(iv)
Deemed Cash Requirements	Section 9.1(c)(ii)(1)
Delayed TAF Amount	Section 3.2(b)(ii)
Dissolution	Section 16.2(b)
Effective Date	Section 3.2(b)
Evidence Related to Global Filings	Section 16.1(i)
Excluded Covered Targets	Section 3.6(i)
Excluded Target	Section 3.7
Exclusive Field Party	Option Agreement
Exclusive License	Section 2.1.1 of the Bayer and CRISPR IP Contribution Agreements
Executive Team	Section 8.1
Expected Cash	Section 9.1(c)(ii)(1)
First Installment	Section 3.2(b)(ii)
Form License Agreement	Section 3.2(b)(vi)
Funding Outside Date	Section 9.1(c)(iii)
Funding Shortfall Termination Period	Section 9.5(a)
HbF Target	Section 7.13(e)
Information	Section 17.1
Initial Budget	Section 8.11(a)
Initial Business Plan	Section 3.2(b)(xii)
Initial Contributions	Section 3.2(b)(ii)
Initial Investment Budget	Section 8.11(a)
Initial Period	Section 9.5(a)
Insolvency Event	Section 4.2.3 of the Cross License Agreement
Interests	Section 3.3
Intellectual Property Management Agreement	Section 3.2(b)(viii)
Investment Cap	Section 9.1(c)(ii)(2)
Joint Venture Agreement	The Recitals of the Bayer and CRISPR IP Contribution Agreements
JV Expansion	Option Agreement
Key Results Memo	Option Agreement
Management Board	Section 7.1
NC Affected Party	Section 3.6(e)

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Term	Where defined
Objective	Section 3.1
Offer Terms	Option Agreement
Opt-In Closing	Option Agreement
Opt-In Date	Option Agreement
Opt-In Effective Date	Option Agreement
Opt-In Fields	Option Agreement
Opt-In Package	Option Agreement
Opt-In Transaction	Option Agreement
Option Agreement	Section 3.2(b)(vi)
Outside Date	Section 3.2(b)
Permitted COC Transfer	Section 11.3
Preliminary Offer	Option Agreement
Primary Employer	Section 8.9(d)
Primary Indication Field	Option Agreement
Qualifications	Section 20.3(b)
Qualifying Offer	Option Agreement
Resolution Period	Section 20.1
Revised Offer	Option Agreement
Rolling Budget	Section 8.11(b)
Rolling Business Plan	Section 8.11(b)
Rolling Investment Budget	Section 8.11(b)
Seconded Employee	Section 8.9(c)
Signing Date	The first paragraph of each of the Cross License Agreement, the CRISPR IP Contribution Agreement, and the Bayer IP Contribution Agreement
Subsidiary Organization Documents	Section 3.2(b)(ix)
TAF Funding Event	Section 3.2(b)(ii)
Technology Access Fee	Section 3.2(b)(ii)
Technology Term	Section 1.4 of the Cross License Agreement
Term	Section 4.1
Third Party Firm	Section 7.13(c)
Third Party Target Transaction	Section 3.7
TRACR	The first paragraph of the CRISPR IP Contribution Agreements
Transaction Documents	Section 3.2(b)
Winning Offer	Option Agreement
Work Product	Section 8.9(d)

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Schedule 3.1

Fields/Allocation of Rights

[…***…]

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

Schedule 3.2(a)

Subscription Agreement

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

Schedule 3.2(b)(ii)

Initial Contributions

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

Schedule 3.2(b)(iii)

Bayer Services Agreement

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

Schedule 3.2(b)(iv)

CRISPR Services Agreement

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

Schedule 3.2(b)(v)

Form of Bayer IP Contribution Agreement

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

Schedule 3.2(vi)

Form of Option Agreement

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

Schedule 3.2(b)(vii)

Form of Cross-License Agreement

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

Schedule 3.2(b)(viii)

Form of Intellectual Property Management Agreement

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

Schedule 3.2(b)(x)

Form of CRISPR IP Contribution Agreement

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

Schedule 5.2

CRISPR Disclosures

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

Schedule 3.6(i)

Excluded Covered Targets

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

Schedule 6.2

Matters Requiring Approval of Members

1.	A Change of Control of the Company or a Local Operating Entity.

2.	Except as otherwise provided in this Agreement, offer of securities in the Company (including any Interest) or a Local Operating Entity (or equivalent equity securities in a successor entity) for sale to the public, including the filing of a registration statement with the Securities and Exchange Commission pursuant to the U.S. Securities Act of 1933, as amended.

3.	Issuance of securities or any like interests in any successor entity of a Local Operating Entity (or any option on or other security convertible or exchangeable for interests or any such securities) to any Third Party or any existing Member, or the issuance of additional equity in the Company to any Third Party.

4.	Any modification, change or alteration in any material respect of the nature of the business of the Company or a Local Operating Entity as it may be conducted from time to time.

5.	Except as provided in Article 16, the Company Organization Documents or any Local Operating Agreement, dissolution or liquidation of the Company or any Local Operating Entity or the filing of a petition, or consent to filing, under any applicable bankruptcy law by the Company or any Local Operating Entity.

6.	Except as provided in Article 16, the Company Organization Documents or the Local Operating Agreement, the amendment or cancellation of the Certificate of Incorporation of the Company (or other applicable formation document of the Company) or any similar document related to any Local Operating Entity.

7.	Increase or decrease the size, or composition of, the Management Board.

8.	Make any distribution to the Members (other than those required by the Company Organization Documents or the Agreement).

9.	Except as provided in Article 16, the Company Organization Documents or the Local Operating Agreement, the adoption, amendment or termination of the Company’s Limited Liability Partnership Agreement or any Local Operating Agreement.

10.	Admission of new Members except as permitted by the Agreement.

11.	The approval, conclusion or filing of any documents or information relating to the Company’s or a Local Operating Entity’s tax positions with any tax authority from time to time, or making any material tax election of the Company or a Local Operating Entity, other than the tax elections consistent with and made in accordance with the procedures in the Tax Appendix.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

12.	Inclusion of additional Targets on the Excluded Covered Targets schedule.

13.	Any matter explicitly stipulated in the Agreement for approval of the Members or both Parties.

14.	Any change in the fiscal year of the Company or a Local Operating Entity.

15.	Enter into any agreement or otherwise commit to take, or cause to be taken, any of the actions set forth above.

Any of the foregoing items involving any direct or indirect subsidiary of the Company, including any Local Operating Entity, shall also require the approval of the Members.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Schedule 7.9(b)

Matters Requiring Board Approval

The following matters require approval by the affirmative vote of a majority of the members of the Management Board, including the affirmative vote of at least one member of the Management Board appointed by each Party.

1.	Modifications or amendments to the Rolling Budget or the Initial Budget, as applicable, and the Rolling Business Plan or the Initial Business Plan, as applicable, if such modification or amendment, in the aggregate with the other modifications and amendments for the applicable fiscal year, results in an increase to the allocated annual budget amount for such fiscal year in excess of […***…] of such amount.

2.	Incurring any debt for borrowed money or the encumbrance of any assets of the Company or any Local Operating Entity, or the issuance of a guarantee to any Third-Party by the Company or any Local Operating Entity.

3.	Acquisitions, exclusive licenses and investments, in a transaction or series of related transactions, involving property or fixed assets that are not contemplated by the Initial Business Plan or the applicable Rolling Business Plan, as applicable, or in excess of the amounts approved in the Initial Budget or applicable Rolling Budget, as applicable; provided that no such vote shall be required for any Acquisition Transaction funded pursuant to Section 9.1(c)(ii)(2) or Section 9.1(d) of the Agreement.

4.	Except for any transactions consummated pursuant to the Option Agreement, divestitures or exclusive licenses involving property or fixed assets of the Company or a Local Operating Entity, in a transaction or series of related transactions, to the extent not contemplated by the Initial Business Plan or the applicable Rolling Business Plan, as applicable, or in excess of the amounts approved in the Initial Budget or applicable Rolling Budget, as applicable.

5.	Entering into, amending or terminating any Related Party Transaction, including the renewal, termination (other than as contemplated by Section 16.2(c) of the Agreement) or amendment of, or waiver of any rights under, the CRISPR Services Agreement, the Bayer Services Agreement, the Bayer IP Contribution Agreement or the CRISPR IP Contribution Agreement.

6.	Formation, dissolution or liquidation of any direct or indirect subsidiary of the Company, including any Local Operating Entity, unless otherwise provided for in the Company Organization Document or Local Operating Agreements.

7.	Appointment and remuneration of the CEO.

8.	Institution, compromise, termination or settlement of litigation or other disputes with Third Parties involving claims directly implicating the Company’s Program Technology, or otherwise of […***…] or more, except in each case if a Party has the right to institute, compromise, terminate or settle such litigation or other dispute under the Intellectual Property Management Agreement (in which case, such Management Board approval shall not apply).

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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9.	The adoption or modification of any employee pension plan, bonus or profit-sharing scheme or any option or incentive scheme or employee trust or ownership plan to acquire Interests.

10.	Appointment and change of the auditor of the Company or Local Operating Entity; provided, that if the Management Board does not appoint such auditor, the CEO of the Company may appoint an auditor with a national reputation reasonably selected by the CEO.

11.	Allocation of contributed cash inconsistent in any material respect with the methodology set forth in Section 9.6.

12.	Adoption or material modification of any accounting rules and policies of the Company or a Local Operating Entity, other than as required by GAAP or IFRS.

13.	The approval (or amendment to) the officer selection guidelines contemplated by Section 8.4(a).

14.	Participation by the Company or a Local Operating Entity in any joint venture or partnership; provided, that this does not apply to any transaction consummated pursuant to the Option Agreement.

15.	Cash contributions by one Party that are not contemplated by the Agreement.

16.	Any actions explicitly stipulated in the Agreement to be taken by the Management Board.

17.	Enter into any agreement or otherwise commit to take, or cause to be taken, any of the actions set forth above.

Any of the foregoing items involving any direct or indirect subsidiary of the Company, including any Local Operating Entity, shall also require the approval of the Management Board as set forth above.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Schedule 8.11

Initial Budget and Initial Investment Budget of the Company

	2016	2017
Initial Budget	$[…***…]	$[…***…]
Initial Investment Budget	$[…***…]	$[…***…]

Technology Access Fee (payable to CRISPR): $35

*	All amounts in millions of US dollars.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

Schedule 14.1

Representations and Warranties of CRISPR

CRISPR represents and warrants to Bayer that as of the date hereof, subject to the exceptions provided in the disclosure schedule attached hereto (the “Disclosure Schedule”):

1. Due Organization. CRISPR is duly organized, validly existing and, if applicable in the jurisdiction of organization, in good standing under the laws of the jurisdiction of its organization and has the corporate power and lawful authority to own its assets and properties and to carry on its business.

2. Authority to Execute and Perform Agreement. CRISPR has the full corporate right, power and authority to enter into, execute and deliver the Agreement and, prior to the Effective Date, will have the full corporate right, power and authority to enter into, execute and deliver the other Transaction Documents to which it is or it is currently contemplated will be a party and to perform fully its obligations hereunder and, prior to the Effective Date, thereunder. The execution and delivery by CRISPR of the Agreement, the execution and delivery by CRISPR of the other Transaction Documents to which it is or it is currently contemplated will be a party and the consummation by them of the transactions currently contemplated to occur hereby and thereby have been (or in the case of the other Transaction Documents, prior to the Effective Date will be) duly authorized and approved by all necessary corporate and its respective organizational documents, and if required the approval of their respective stockholders which has been obtained (or will be obtained prior to the Effective Date with respect to the other Transaction Documents). The Agreement has been duly executed and delivered, and the other Transaction Documents to which it is or it is currently contemplated will be a party when they are executed and delivered, by CRISPR and, assuming the due execution and delivery by Bayer, constitutes the valid and binding obligation of CRISPR, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be affected by bankruptcy, insolvency, and other laws of general application affecting the enforcement of creditors’ rights and by general principles of equity that may limit the availability of equitable remedies.

3. No Litigation or Proceeding Pending. There is no litigation or proceeding pending or, to the Knowledge of CRISPR, is any investigation pending or litigation, proceeding or investigation threatened in writing involving CRISPR or its Affiliates, which could reasonably be expected to materially and adversely affect the performance of CRISPR’s obligations under the Agreement or any other Transaction Document.

4. Lack of Conflicts. Neither the execution and delivery by CRISPR of the Agreement, nor the execution and delivery by CRISPR or its Affiliates of any other Transaction Document to which they are or will be a party, nor the consummation by them of the transactions currently contemplated to occur hereby and thereby, does or will (i) conflict with, or result in the breach of any provision of, the articles of incorporation, by-laws or other constituent documents of CRISPR or any of its Affiliates, (ii) violate in any material respect any applicable Law or any permit, order, award, injunction, decree or judgment of any Governmental Authority applicable to or binding upon CRISPR or any of its Affiliates or to which any of their properties or assets is subject or (iii) violate, conflict with or result in the breach or termination of, or otherwise give

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

1

any other Person the right to terminate, or constitute a default, event of default or an event that with notice, lapse of time or both, would constitute a default or event of default under the terms of, any material instrument, material contract or other material agreement to which CRISPR or any of its Affiliates is a party.

5. No Governmental Approvals or Third Party Consents. No approvals or other consents from a Governmental Authority (“Governmental Approvals”) are required (other than the expiration of the waiting period under the HSR Act) in connection with the execution and delivery by CRISPR or its Affiliates of the Agreement or any other Transaction Document or the closing of the transactions contemplated by the Agreement except for such consents other than Government Approvals as would not, in the aggregate, have a material adverse effect on the consolidated business of CRISPR and its Affiliates. At or prior to the Effective Date, no Government Approval will be required by CRISPR or any of its Affiliates for the consummation of the transactions currently contemplated to occur by the Agreement and the other Transaction Documents to which CRISPR or any of its Affiliates are party. At or prior to the Effective Date, no third party consent (other than Government Approvals) will be required by CRISPR or any of its Affiliates for the consummation of the transactions currently contemplated to occur by the Agreement and the other Transaction Documents to which CRISPR or any of its Affiliates is a party, except for such third party consents as would not, in the aggregate, have a material adverse effect on the consolidated business of CRISPR and its Affiliates.

6. Disclaimer of Other Representations and Warranties. NEITHER CRISPR NOR ANY OF ITS AFFILIATES, NOR ANY OF ITS OR THEIR REPRESENTATIVES, EMPLOYEES, DIRECTORS, MANAGERS, OFFICERS, EMPLOYEES OR EQUITYHOLDERS HAS MADE, AND SHALL NOT BE DEEMED TO HAVE MADE, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO CRISPR OR ITS AFFILIATES OR THE BUSINESS OR ASSETS OF CRISPR OR ANY OF ITS AFFILIATES OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS SCHEDULE 14.1. Without limiting the generality of the foregoing, neither CRISPR, its Affiliates nor any representative, employee, officer, manager, director or equityholder of CRISPR or its Affiliates, has made, and shall not be deemed to have made, any representations or warranties in the materials relating to the business or assets of CRISPR and its Affiliates made available to Bayer, and no statement contained in any of such materials shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by Bayer in executing, delivering and performing the Agreement and the transactions contemplated thereby.

Certain information set forth in the Disclosure Schedules is included solely for informational purposes and may not be required to be disclosed pursuant hereto. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by CRISPR herein or that such information is material, nor shall such information be deemed to establish a standard of materiality, nor shall it be deemed an admission of any liability of, or concession as to any defense available to, CRISPR. The section number headings in the Disclosure Schedules correspond to the section numbers herein and any information disclosed in any section of the Disclosure Schedules shall be deemed to be disclosed and incorporated into any other section of

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

2

the Disclosure Schedules where the relevance of such disclosure is reasonably apparent. The information contained in the Disclosure Schedule is solely for purposes of the Agreement, and no information contained herein shall be deemed to be an admission by CRISPR or its Affiliates to any third party of any matter whatsoever, including of any obligation, violation of Law, liability or breach of any agreement.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3

Schedule 14.1 - Disclosure Schedule

Regarding 14.1.2

•	See the matters described in Schedule 5.2.7 of the CRISPR IP Contribution Agreement

Regarding 14.1.3

•	See the matters described in Schedule 5.2.11 of the CRISPR IP Contribution Agreement

Regarding 14.1.4

•	See the matters described in Schedule 5.2.7 of the CRISPR IP Contribution Agreement

Regarding 14.1.5

•	See the matters described in Schedule 5.2.7 of the CRISPR IP Contribution Agreement

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4

Schedule 14.2

Representations and Warranties of Bayer

Bayer represents and warrants to CRISPR that as of the date hereof:

1. Due Organization. Bayer is duly formed, validly existing and, if applicable in the jurisdiction of organization, in good standing under the laws of the jurisdiction of its organization and has the corporate power and lawful authority to own its assets and properties and to carry on its business.

2. Authority to Execute and Perform Agreement. Bayer has the full corporate right, power and authority to enter into, execute and deliver the Agreement and, prior to the Effective Date, will have the full corporate right, power and authority to enter into, execute and deliver the other Transaction Documents to which it is or it is currently contemplated will be a party and to perform fully its obligations hereunder and, prior to the Effective Date, thereunder. The execution and delivery by Bayer of the Agreement, the execution and delivery by Bayer of the other Transaction Documents to which it is or it is currently contemplated will be a party and the consummation by them of the transactions currently contemplated to occur hereby and thereby have been (or in the case of the other Transaction Documents, prior to the Effective Date will be) duly authorized and approved by all necessary corporate and its respective formation documents. The Agreement has been duly executed and delivered, and the other Transaction Documents to which it is or it is currently contemplated will be a party when they are executed and delivered, by Bayer and, assuming the due execution and delivery by CRISPR, constitute the valid and binding obligation of Bayer, enforceable in accordance with their terms, except to the extent that the enforceability thereof may be affected by bankruptcy, insolvency, and other laws of general application affecting the enforcement of creditors’ rights and by general principles of equity that may limit the availability of equitable remedies.

3. No Litigation or Proceeding Pending. There is no litigation or proceeding pending or, to the Knowledge of Bayer, is any investigation pending or litigation, proceeding or investigation threatened in writing involving Bayer or its Affiliates, which could reasonably be expected to materially and adversely affect the performance of Bayer’s obligations under the Agreement or any other Transaction Document.

4. Lack of Conflicts. Neither the execution and delivery by Bayer of the Agreement, nor the execution and delivery by Bayer or its Affiliates of any other Transaction Document to which they are or will be a party, nor the consummation by them of the transactions currently contemplated to occur hereby and thereby, does or will (i) conflict with, or result in the breach of any provision of, the certificate of formation, by-laws or other constituent documents of Bayer or any of its Affiliates, (ii) violate in any material respect any applicable Law or any permit, order, award, injunction, decree or judgment of any Governmental Authority applicable to or binding upon Bayer or any of its Affiliates or to which any of their properties or assets is subject or (iii) violate, conflict with or result in the breach or termination of, or otherwise give any other Person the right to terminate, or constitute a default, event of default or an event that with notice, lapse of time or both, would constitute a default or event of default under the terms of, any material instrument, material contract or other material agreement to which Bayer or any of its Affiliates is a party.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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5. No Governmental Approvals or Third Party Consents. No approvals or other consents from a Governmental Authority (“Governmental Approvals”) are required (other than the expiration of the waiting period under the HSR Act) in connection with the execution and delivery by Bayer or its Affiliates of the Agreement or any other Transaction Document or the closing of the transactions contemplated by the Agreement except for such consents other than Government Approvals as would not, in the aggregate, have a material adverse effect on the consolidated business of Bayer and its Affiliates. At or prior to the Effective Date, no Government Approval will be required by Bayer or any of its Affiliates for the consummation of the transactions currently contemplated to occur by the Agreement and the other Transaction Documents to which Bayer or any of its Affiliates are party. At or prior to the Effective Date, no third party consent (other than Government Approvals) will be required by Bayer or any of its Affiliates for the consummation of the transactions currently contemplated to occur by the Agreement and the other Transaction Documents to which Bayer or any of its Affiliates is a party, except for such third party consents as would not, in the aggregate, have a material adverse effect on the consolidated business of Bayer and its Affiliates.

6. Disclaimer of Other Representations and Warranties. NEITHER BAYER NOR ANY OF ITS AFFILIATES, NOR ANY OF ITS OR THEIR REPRESENTATIVES, EMPLOYEES, DIRECTORS, MANAGERS, OFFICERS, EMPLOYEES OR EQUITYHOLDERS HAS MADE, AND SHALL NOT BE DEEMED TO HAVE MADE, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER RELATING TO BAYER OR ITS AFFILIATES OR THE BUSINESS OR ASSETS OF BAYER OR ANY OF ITS AFFILIATES OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS SCHEDULE 14.2. Without limiting the generality of the foregoing, neither Bayer, its Affiliates nor any representative, employee, officer, manager, director or equityholder of Bayer or its Affiliates, has made, and shall not be deemed to have made, any representations or warranties in the materials relating to the business or assets of Bayer and its Affiliates made available to CRISPR, and no statement contained in any of such materials shall be deemed a representation or warranty hereunder or otherwise or deemed to be relied upon by Bayer in executing, delivering and performing the Agreement and the transactions contemplated thereby.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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Appendix

Tax Matters

RECITALS

Bayer and CRISPR, pursuant to a Joint Venture Agreement, dated December 19, 2015, (the “JV Agreement”), have established a joint venture entity for the development and commercialization of products in the Fields (the “Company”).

The Parties wish to provide for the treatment of certain tax matters relating to the Company and the Parties.

NOW THEREFORE, THIS APPENDIX WITNESSES that, in consideration of the mutual promises, covenants, warranties and undertakings set forth herein and in the JV Agreement, and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Definitions

a.	Capitalized terms not defined in this Appendix shall have the meanings attributed to them by the JV Agreement, including Schedule 1.1 thereto.

b.	“Code” means the US Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

c.	The “Net Income” or “Net Loss” of the Company shall be as computed for U.S. Federal income tax purposes, other than with respect to those items specifically allocated in Sections 3(b) and (c) of this Appendix. The Net Income or Net Loss of the Company shall be computed with the adjustments required to comply with the capital account maintenance rules of Treasury Regulations § 1.704-1(b)(2)(iv).

d.	“Regulations” means the US Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

2.	Tax Treatment of Company. Each Party acknowledges that this Agreement creates a partnership for U.S. federal and state income tax purposes. Neither the Company nor any Party may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable U.S. state law. No officer, agent, director, manager, employee or partner of the Company is authorized to, or may, file Internal Revenue Service Form 8832 (or such alternative or successor form) to elect to have the Company be classified as a corporation for U.S. federal income tax purposes, in accordance with Regulations Section 301.7701-3.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

3.	Allocations of Profits and Losses

a.	Subject to Sections 3(b) and (c) of this Appendix, Net Income or Net Loss of the Company shall be allocated equally to the Parties.

b.	Notwithstanding Section 3(a) of this Appendix, gain or loss on the sale or other disposition of the CRISPR Contributed Technology, the Bayer Licensed Technology, the Company Program Technology and all other intellectual property beneficially owned by the Company shall be allocable in accordance with the economic terms of the JV Agreement.

c.	The provisions of the JV Agreement, the Company organizational documents and this Appendix relating to the allocations of profits and Losses are intended to comply with Regulations Sections 1.704-1 and 1.704-2. In the event that events cause the allocations set forth in the JV Agreement, the Company organizational documents or this Appendix not to be in accordance with the Regulations, then notwithstanding any other provision of the JV Agreement, the Company organizational or this Appendix, the Tax Matters Partner may make such modifications (including the addition of special allocation provisions specified by Regulations Section 1.704-2) that are necessary to cause such allocations to have substantial economic effect within the meaning of Regulations Section 1.704-1(b)(2) or to be deemed to be in accordance with the partners’ interests in the Company under Regulations Section 1.704-1.

4.	Tax Allocations. Any elections or other decisions relating to allocations under Section 704(c) of the Code, including the selection of any allocation method permitted under Regulations Section 1.704-3, shall be made as approved by the Tax Matters Partner in any manner that reasonably reflects the purpose and intention of Section 704(c) of the Code.

5.	Tax Matters

a.	The Company shall maintain a separate capital account for each Party (each, a “Capital Account”) according to the rules of Regulations Section 1.704-1(b)(2)(iv).

b.	All elections and decisions required or permitted to be made by the Company under any applicable tax law shall be made by the Tax Matters Partner. The Tax Matters Partner shall prepare all necessary U.S. federal, state and local income tax returns for the Partnership.

c.	Bayer is hereby designated the initial tax matters partner and partnership representative for the Partnership within the meaning of sections 6231(a)(7) and 6223(a) of the Code (the “Tax Matters Partner”).

6.	Withholding. The Company shall comply with withholding requirements under U.S. federal, state and local law and foreign law and shall remit amounts withheld to and file required forms with the applicable jurisdictions. Each Party agrees to furnish the Company with any representations and forms as shall reasonably be requested by the Company to assist it in determining the extent of, and in fulfilling, its withholding obligations.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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7.	Notwithstanding anything herein to the contrary, the Tax Matters Partner shall not make any material filing, return, or election or take any material position in writing with respect to any U.S. federal, state, local or foreign tax authority (a “Tax Decision”), without consulting in good faith with and obtaining the prior consent of the other Party which shall not be unreasonably withheld, conditioned or delayed, provided that, this requirement shall not prevent the Tax Matters Partner from making a timely Tax Decision as required by law. The Tax Matters Partner shall provide as much advance

8.	notice as possible to the other Party, but no less than ten Business Days, in advance of making a Tax Decision, unless such time period is impractical. The other Party shall provide a response to the Tax Matters Partner as soon as possible, but not later than five Business Days prior to the due date or date on which any such Tax Decision is to be made, as applicable, unless such time period is impractical. The other Party may request the Tax Matters Partner to make a Tax Decision which the Tax Matters Partner shall consider in good faith and shall not unreasonably withhold, delay or condition consent to such request.

a.	To the extent that there is a dispute with respect to a Tax Decision and there is sufficient time, an outside law firm or accounting firm agreed to by the Parties shall assist the Parties with the negotiation of the various tax positions until such time as a resolution can be reached. The Parties will cooperate in good faith with each other and with the law firm or accounting firm handling such matter in order to reach such resolution.

8.	In any jurisdiction outside the U.S., the Parties agree to cooperate in good faith to come to mutual agreement on all Tax Decisions.

9.	As used herein, Parties shall refer to the Party or the affiliate of such Party which holds equity interests in the Company.

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

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